Exhibit 1.1

[English Translation for information purposes only]

CONTROLADORA VUELA COMPAÑÍA DE AVIACIÓN, S.A.B. DE C.V. CORPORATE BY-LAWS

CHAPTER ONE

NAME, CORPORATE PURPOSE, TERM, DOMICILE AND NATIONALITY

FIRST. Name. The name of the Company is “Controladora Vuela Compañía de Aviación” whose name shall always be followed by the words “Sociedad Anónima Bursátil” or the abbreviation thereof, “S.A.B.”

SECOND. Corporate Purpose. The purpose of the Company is to:

1.               Acquire, under any legal title, shares, interests, participations, partnership interests, participation certificates, ordinary participation certificates or any other securities, as they may be denominated, in any kind of commercial, civil or any other kind of entity, domestic or foreign, whether participating in its incorporation or by subsequent acquisition and dispose, transfer and negotiate such shares, interests, participations, partnership interests, participation certificates or ordinary participation certificates, including any other instrument or security.

2.               Pursuant to the Securities Market Law (Ley del Mercado de Valores) and provided that the shares of the Company are registered with the National Securities Registry (Registro Nacional de Valores), place or acquire shares representing its capital stock, without granting to its shareholders preemptive rights to subscribe such shares, as permitted pursuant by the Mexican Market Securities Law.

3.               Hold any concession, license or authorization of any nature, derived from any legislation, granted by any foreign or Mexican federal, state or municipal governmental authority that is necessary to conduct any legal business in any jurisdiction.

4.               Operate, by any means and in any form, including through any entity, association or vehicle of any nature and regardless its nationality, any legal business.

5.               Receive from other legal entities or persons, as well as render and provide to other legal entities or persons, either directly or through its affiliates or subsidiaries, any service necessary for the achievement of its goals or purposes such as administrative, financial, treasury, audit, marketing, preparation of balance sheets and budgets, preparation of programs and guidelines, analysis of operations results, assessment, productivity data, preparation of studies on capital availability, technical assistance and consulting or advisory services.

6.               Obtain, acquire, develop, market, improve, use, grant and receive licenses, concessions, permits and any kind of authorizations, use under any legal title all kind of patents, trademarks, invention certificates, commercial names, utility models, industrial designs, trade secrets and any other industrial property rights in any country and pursuant to any applicable law as well as copyright and related or similar rights, or options upon such rights.

7.               Obtain and grant all kind of loans, credits, financing and surety bonds (fianzas) (civil or commercial), as well as issue debentures, commercial paper, participation certificates, ordinary participation certificates, stock certificates (certificados bursátiles), debentures, promissory notes, bonds (bonos), warrants, bills of exchange and, in general, any negotiable instrument, in series or in bulk, or any instrument representing obligations of the Company, which may be issued at this moment or in the future, in the United Mexican States ("Mexico") or abroad, pursuant to the laws of any jurisdiction, to be placed among the public investors or among certain determined investors, through public or private offer, with or without specific guarantee.

8.               Grant any type of security interests in real property, including pledge, mortgage or any other type of guaranty permitted pursuant to applicable law (including foreign law), and execute any type of trusts or trust agreements, including guaranty trusts.

9.               Grant any type of personal guarantees, as guarantor, joint guarantor or under any other capacity pursuant to the laws of any jurisdiction, and act as joint or several obligor, to guarantee obligations and debts of third parties (including subsidiaries and affiliates).

10.            Execute any type of derivative financial transactions either in recognized stock markets or not, including without limitation, options, forwards and warrants pursuant to Mexican or foreign law, regardless their denomination, the currency in which they are denominated, its settlement form, or the relevant underlying assets, in any case, such instruments will be used exclusively as hedge instruments.

11.            Issue, endorse, guarantee, accept and negotiate all kind of negotiable instruments of any nature governed under the laws of any jurisdiction.

12.            Execute, supervise or hire, on its own behalf or on behalf of third parties, all kind of constructions, real estate developments, urban developments, buildings or office facilities, operation centers or any type of establishment.

13.            Lease, rent or enter into bailment, acquire, posses, exchange, transfer, convey, dispose or encumber the property or possession of any type of movable and real property and other real property rights or personal rights thereof, which are necessary or convenient for its purpose or for the operations or purposes of the commercial or civil entities, associations and institutions, of any nature and regardless their denomination, in which the Company has any interest or participation of any nature.

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14.            Act as broker, mediator, agent, legal representative, distributor or intermediary of any person or entity.

15.            The production, transformation, adaptation, importation, exportation, lease and sale by any title of machinery, equipment, spare parts, materials, raw materials, industrial products and merchandise of any kind.

16.            Enter into any kind of agreements, contracts, instruments and documents, including, but not limited to, purchase and sale agreements, subscription agreements, capitalization agreements, credit agreements, loan agreements, lease agreements (financial or otherwise), trust agreements, exchange agreements, management agreements, operation agreements, franchise agreements, services agreements, technical assistance agreements, consulting agreements, marketing agreements, agency agreements, joint venture agreements, association agreements and any other agreement pursuant to domestic or foreign law, as it may be necessary or convenient.

17.            Issue non-subscribed shares, for their placement among the public, under the terms of Article 53 (fifty three) of the Mexican Securities Market Law or any provision replacing it, in accordance with the procedure set forth in these By-Laws and the applicable law.

18.            Undertake any action and create any committee as may be required or permitted by the applicable law, including the Mexican Securities Market Law.

19.            In general, to carry out any type of act, and execute any type of agreements, instruments and documents, including those of commercial and civil nature, permitted by the applicable law, in Mexico or in any other jurisdiction.

THIRD. Term. The term of the Company is indefinite.

FOURTH. Domicile. The domicile of the Company will be Mexico City, Mexico. The Company may establish offices, warehouses, distribution and sale centers, agencies, branches or any type of office necessary for its operations, and designate conventional domiciles in or outside Mexico, without considering that the domicile has changed.

FIFTH. Nationality. The Company is of Mexican nationality. Any foreigner who at the time of incorporation or at any time thereafter acquires shares of the Company, agrees with the Ministry of Foreign Affairs to be treated as Mexican national with respect to (a) the shares or rights acquired of the Company and (b) the properties, rights, governmental concessions, participations or interests owned by the Company and (c) any rights and obligations derived from the agreements entered into by the Company and, it shall be understood that each foreigner agrees not to invoke the protection of his government, under penalty, in case of failure to comply with such agreement, of forfeiture of the acquired rights and assets in favor of the Mexican nation.

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CHAPTER TWO

CAPITAL STOCK AND SHARES

SIXTH. Capital Stock and Shares. The capital stock of the Company is variable. The minimum fixed portion, not subject to withdrawal, shall be the sum of

$65,346.00 (sixty five thousand three hundred and forty six pesos 00/100) M.N. and represented by Class I shares, and the authorized variable stock shall be unlimited and represented by Class II shares.

The Company may issue shares of the following Series:

(a)	Series A shares, which will be ordinary and nominative (the “Series A Shares”), shall be only subscribed and paid for or acquired by Mexican individuals or Mexican entities with majority of Mexican capital (any of them, a “Mexican Investor” and, jointly, the “Mexican Investors”), in accordance with applicable laws on foreign investment and shall, at all times, represent at least 51% (fifty-one percent) of the outstanding capital stock of the Company.

(b)	Series B shares, which will be ordinary and nominative, may be subscribed and paid for or acquired without any distinctions by Mexican Investors or foreign investors in accordance with the applicable laws on foreign investment in Mexico (the “Series B Shares”), being expressly stipulated that Series B Shares subscribed, paid-in or acquired by Mexican Investors shall qualify as Mexican investment for the purposes provided by the Mexican law. All Series B Shares issued by the Company shall not, at any time, exceed 49% (forty-nine percent) of the outstanding capital stock of the Company. Series B Shares will have the rights set forth in these corporate by-laws and those determined by the General Shareholders Meeting approving their issuance.

The Series B Shares issued by the Company may be freely convertible into Series A shares, at any time (i) by notice in advance from the respective shareholder to the Secretary of the Board of Directors submitted at least 5 (five) business days prior to the conversion date requested or (ii) automatically, at the moment the respective shareholder transfers the Series B Shares he owns to a third party that is not an Affiliate (as such term is defined below) or to another shareholder of Series B Shares. The Secretary of the Board of Directors will proceed to convert the Series B Shares to Series A Shares, prior delivery by the respective shareholder of the shares certificates representing the Series B Shares to be converted, against delivery of shares certificates representing the relevant Series A Shares and registration of such exchange in the Stock Registry Book. Such conversion may be with respect to the totality or a part of the Series B Shares covered by the certificates delivered, and in the case of partial conversion, the Secretary will issue new certificates reflecting the Series B Shares that were not converted and representing the Series A Shares in which such were converted.

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In case the shareholder requesting the conversion is a foreign investor, at the moment of the conversion, the Company will contribute, on behalf of the relevant foreign investor, the Series A Shares corresponding to the trustee of the neutral investment trust, issuer the ordinary participation certificates, as indicated by the shareholder or by any third party who is a Mexican Investor and as indicated by the foreign investor that requested the conversion.

The mechanics of conversion under this subsection shall be always observed and, in case of any breach hereof, the relevant conversion shall be ineffective against the Company, its shareholders or any third party and such conversion will not be registered in the Stock Registry Book by the Secretary of the Board of Directors of the Company.

(c)	Any other kind of Shares different from the shares mentioned in paragraphs (a) and (b) above, with special, preferred or limited rights, as determined by the General Shareholders Meeting of the Company and pursuant to Article 54 (fifty four) of the Mexican Securities Market Law, prior authorization from the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

Shares other than ordinary shares, with no voting rights or with limited or restricted voting rights, may not exceed 25% (twenty five percent) of the capital stock that the National Banking and Securities Commission deems placed among the public investors. Non-voting shares shall not be taken into account when determining the quorum required for General Shareholders Meetings, whereas limited or restricted voting shares shall only be taken into account in order to legally hold meetings at Shareholders Meetings to which their holders shall be conveyed in order to exercise their voting right.

At the time of the issuance of non-voting shares or shares with limited voting rights, the General Shareholders Meeting will determine the rights corresponding to such shares. In any case, the non-voting shares or the shares with limited voting rights issued pursuant to the paragraph above will be of a series different to the Series A Shares and the Series B Shares.

SEVENTH. Treasury Shares; Placement. The Company may issue unsubscribed shares, which shall be kept in the treasury of the Company and delivered upon subscription and payment therefore.

Additionally, the Company may issue unsubscribed shares for its placement among public investors, pursuant to and subject to compliance with, the provisions set forth in Article 53 (fifty three) of the Mexican Securities Market Law, including the authorization for a public offer from the National Banking and Securities Commission. The preemptive right referred to in Article 132 (one hundred thirty two) of the Mexican General Corporations Law and Clause Twelve of these By-laws shall not apply to any increases of the capital stock made through public offerings made in accordance with Article 53 (fifty three) of the Mexican Securities Market Law or any regulation that may substitute it.

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EIGHTH. Acquisition of Shares by the Company; Change of Control Provisions; Restrictions in the transfer of Series B Shares.

(a)             Acquisition of Shares by the Company. The Company may acquire shares representing its own capital stock or negotiable instruments or any other instruments that represents such shares without being subject to the prohibition established in the first paragraph of Article 134 (one hundred thirty four) of the Mexican General Corporations Law. The acquisition of its own shares shall take place in any national or foreign securities exchange or in any foreign market at market prices, except in case of public bids or auctions authorized by the National Banking and Securities Commission. The acquisition of its own shares shall be made against its net worth, in which case the Company may maintain the acquired shares with no need of reducing its capital stock, or, against its capital stock, in which case such shares shall become unsubscribed and be maintained in its treasury, with no need of an agreement by the General Shareholders Meeting.

The General Ordinary Shareholders Meeting shall expressly agree for each fiscal year, the maximum amount of resources that may be used for the acquisition of its own shares or negotiable instruments or other instruments representing them, with the only limitation being that the total resources for the corresponding acquisition may not exceed the sum of the total net profits of the Company, including the profits retained from previous years. In any event, the Company must be up to date in the payment of the obligations arising from debt instruments registered with the National Securities Registry. The Board of Directors shall appoint the responsible persons of the acquisition and placement of its own shares.

As long as the acquired shares belong to the Company, such shares may not be represented or voted in the General Shareholders Meetings, nor exercise any kind of corporate or economic rights with respect to such shares.

The acquisition and sale of shares under this Clause, the reports of the transactions about such transactions which shall be submitted to the General Ordinary Shareholders Meeting, the rules of financial information disclosure, as well as the manner and terms under which these transactions shall be reported to the National Banking and Securities Commission, the relevant stock exchange and the public investors, shall be subject to the provisions of the Mexican Securities Market Law and the general provisions issued by such Commission.

(b)	Change of Control Provisions

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(A)	Defined terms

For purposes of this paragraph of Clause Eighth, the following terms shall have the meanings ascribed to them:

“Shares” means any and all the shares representing the capital stock of the Company, of whatever class, series or name, or any security, instrument, right (detachable or not, represented or not by any instrument, or resulting from contractual provisions and not by any instrument) or instrument issued or created based on such shares, including ordinary participation certificates or depositary certificates in respect thereto, irrespective of their governing law or the market where they may be placed, executed or granted, or of its name, or that otherwise grants its holders rights to such shares or is convertible into or exchangeable for such shares, including financial instruments and operations known as derivative transactions, options, warrants or other similar or equivalent rights or instruments, or any complete or partial right in respect of or related to shares evidencing the capital stock of the Company, including in all cases within the definition, notwithstanding they may not be strictly considered as shares.

“Voting Arrangement” shall have the meaning ascribed to such term in this Clause Eighth.

“Affiliate” means (i) any company that Controls, is Controlled by, or is under common Control of any Person, and (ii) with respect to an individual, any of the parents, siblings, spouse, previous spouse, concubines, direct descendants, without limit of degree, the spouses and previous spouses of such descendants, as well as any trust or agreement or equivalent executed with the purpose to benefit such individuals.

“Competitor” means any Person involved, directly or indirectly, through any means and through any entity, vehicle or contract, in a preponderant or sporadic manner, in (i) the business of air transportation services of passengers, cargo, currier and/or mixed, and/or (ii) any activity in which the Company or any of its Subsidiaries is at any time involved, and which represents 5% (five per cent) or more of the consolidated gross income of the Company and its Subsidiaries, provided that the Board of Directors may, on a case by case basis, agree to exempt any Person from falling into this definition, by passing resolutions pursuant to these By-laws.

“Consortium” means the group of entities, of any nature, form or denomination, irrespective of their denomination or jurisdiction of incorporation, connected amongst each other through one or more individuals that forming or not a Group of Persons, have Control over such entities, provided that, as part of the concept entity, a trust or similar contract shall be deemed included regardless of the applicable law under which such entities are incorporated or executed, and regardless its denomination.

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“Control”, “Controls” or “Controlled” means, the ability of a Person or Group of Persons, whatever their nature or denomination (including a Consortium or Corporate Group) and irrespective of the jurisdiction of incorporation or existence, to carry out any of the following acts (i) impose, directly or indirectly, decisions in the general shareholders meetings or partners meetings or equivalent bodies, or to appoint or remove the majority of the directors or equivalent positions in the Company, (ii) maintain ownership of any class of Shares or rights derived from such shares, that allow, directly or indirectly, the exercise of the voting right of more than 50% (fifty per cent) of the capital stock of the Company, or (iii) direct, or in any other form determine, directly or indirectly, the management, the strategy or the principal policies of the Company, whether such ability results from holding securities or from a contractual arrangement or from any other mean.

“Relevant Directors” means the Chief Executive Officer, as well as the individuals who by holding a position, post or commission in the Company or in the entities Controlled by the such Company or Controlling such Company, make decisions that significantly transcend the administrative, financial, operational or legal position of the Company or the Corporate Group to which it belongs, without comprising within this definition the members of the Board of Directors or of the board of directors of the concerned Person.

“Corporate Group” means a group of entities, whatever their nature or denomination, irrespective of their jurisdiction of incorporation, organized under a scheme of direct or indirect equity participation, or otherwise, in which one entity Controls the other entities, provided that, as in the definition of entity, a trusts or similar agreements shall be deemed included, regardless of the laws under which such trusts or similar arrangements are created or executed and regardless of their corporate name.

“Group of Persons” means the Persons, including Corporate Groups, that have entered into agreements, of any type, oral or written, apparent or implicit, pursuant to which they have agreed make decisions in the same directions or to act jointly (even if not in the same direction). It shall be presumed, unless otherwise evidenced, that the following are “Groups of Persons”:

(a)	persons who are related by blood or law, up to the fourth degree, relation by affinity up to the third degree, spouses and concubines;

(b)	legal entities, whatever their nature and irrespective of their jurisdiction of incorporation, that belong to the same Consortium or Corporate Group and the Person or Group of Persons that have Control over such legal entities, provided that, in the definition of entity, trusts or similar agreements, regardless their denomination or the applicable law under which such were executed or incorporated, shall be deemed included.

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“Significant Influence” means the ownership of rights which allow, directly or indirectly, by any means, including through a Consortium, Group of Persons or Corporate Group, the exercise of voting rights in respect of at least 20% (twenty per cent) of the capital stock of a Person, provided that, in the definition of entity, trusts or similar agreements, regardless their denomination or the applicable law under which such were executed or incorporated, shall be deemed included.

“20% Participation” means the ownership or title, of at least the 20% (twenty per cent) or more of the shares, partnership interest or any other interest regardless of whether it is held individually or jointly, directly or indirectly through a legal entity, trust or similar figure, vehicle, enterprise, company, Consortium, Group of Persons of Corporate Group, or other form of economic or commercial association, of any nature and however denominated, having legal existence or not and irrespective of its jurisdiction of organization, with respect to any Person.

“Person” means any individual or legal entity, company, corporation, investment vehicle, trust or similar figure, vehicle, enterprise, or any other form of economic or commercial association or any of its Subsidiaries or Affiliates, of any nature and however denominated, having legal existence or not and irrespective of their jurisdiction of organization, or any Consortium, Group of Persons or Corporate Group, acting or attempting to act jointly, in concert or in coordination for purposes of this Clause.

“Related Parties” means the Persons that, with respect to a Person or the Company, fall into any of the following categories:

(a)	the Persons that Control or have Significant Influence or a 20% Participation in any legal entity that is part of the Corporate Group or Consortium to which the Company belongs, as well as the directors, managers, or Relevant Directors of the Persons comprising said Consortium or Corporate Group;

(b)	the Persons with the decision making power, of any nature, in respect of any Person that belongs to the Corporate Group or Consortium to which the relevant Person or the Company belongs;
(c)	the spouse or concubine and blood or civil relatives up to the fourth degree and relationship by affinity up to the third degree, of the individuals referred to in paragraphs (a) and (b) above, as well as the partners and co- owners of the persons mentioned in such paragraphs or those with whom they maintain business relationships;

(d)	the legal entities that belong to the same Corporate Group or Consortium as the respective Person or Company;

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(e)	the legal entities Controlled by any of the Persons referred to in paragraphs (a) through (c) above, or in which such Persons have Significant Influence.

“Subsidiary” means any corporation in which a Person is the owner of the majority of the shares of its capital stock or in which a Person has the right to appoint the majority of the members of its board of directors (or equivalent body) or its manager.

(B)	Authorization by the Board of Directors for the Acquisition of Securities.

Any and all acquisition or attempt of acquisition of Shares, of any kind, and whatever its form or denomination, that is intended to be performed by any mean or title, whether it be through a single transaction or a succession of transactions, without any time limit between one and another, including for these purposes mergers, consolidations or other similar transactions, directly or indirectly, by one or more Persons, Related Parties, Groups of Persons, Corporate Groups or Consortiums, shall require, to be valid, the prior written authorization of the Board of Directors, every time that the number of Shares that is intended to be acquired, together with the Shares already held by the intended acquirer, directly or indirectly, results in a number equal or greater than any percentage of capital stock of 5 (five) or any multiple of 5 (five).

The prior approval by the Board of Directors shall be required regardless of whether the acquisition of the Shares is intended to be performed through a stock exchange, directly or indirectly, in one or more transactions of whatever legal nature, simultaneously or successively, without any time limit, in Mexico or abroad.

The prior written approval by the Board of Directors will also be required, for the execution of any agreement of any kind, in oral or written form, regardless their name, as a result of which voting mechanisms or arrangements, or agreements for associated voting or joint voting, regardless of whether it is in the same direction, that imply a change in the Control of the Company, a 20% Participation or a Significant Influence in the Company (each, a “Voting Arrangement” and jointly, the “Voting arrangements”).

For these purposes, any Person who severally or jointly with any other Person, any Related Party, Group of Persons, Corporate Group or Consortium seeks to carry out an acquisition (including mergers, consolidations or similar transactions), or enter into any Voting Arrangements, shall comply with the following:

1.	The interested parties must submit a written request for authorization to the Board of Directors. Such request must be addressed and delivered through a notary public to the Chairman of the Board of Directors at the domicile of the Company with a copy delivered to the Secretary of the Board of Directors of the Company. The request shall contain the following:

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a.	the number and class or series of the Shares which the respective Person and/or any Related Party, Group of Persons, Corporate Group or Consortium (i) owns or co-owns, whether directly or through any Person or Related Party, and/or (ii) in respect of which, they share or enjoy any right, whether it be pursuant to an agreement or otherwise, including any Voting Arrangement;

b.	the number and class or series of Shares that are intended to be purchased, whether directly or indirectly, by any means or pursuant to a Voting Arrangement;

c.	the number and class or series of the Shares pursuant to which any right is intended to be shared, whether it is pursuant to a Voting Arrangement or otherwise;

d.	(i) the percentage that the Shares referred to in paragraph (a) above represent the total issued Shares of the Company , (ii) the percentage that the Shares referred to in paragraph (a) represent of the total number of Shares of the same class or series, (iii) the percentage that the Shares referred to in paragraphs (b) and (c) above, represent of the total Shares issued by the Company, and (iv) the percentage that the Shares referred to in paragraphs (b) and (c) above represent of the total number of Shares of the same class or series of Shares;

e.	the identity and nationality of the Person or Persons, Group of Persons, Corporate Group or Consortium that intends to purchase the Shares or execute the respective Voting Arrangement, provided that if any of them is a legal entity, investment company, trust or its equivalent, or any other vehicle, entity, company or form of economic or commercial association, of any nature, having legal existence or not, and incorporated under the laws of any jurisdiction, the identity and nationality of the partners or shareholders, settlors and trustees, members of the technical committee, successors, managers, members or associates, or its equivalents, shall be specified, as well as the identity and nationality of the Person or Persons that Control, directly or indirectly, the legal entity, investment company, trust, vehicle, entity, company or form of economic or commercial association, or equivalent, of any nature, having legal existence or not, and incorporated under the laws of any jurisdiction, until the Person or individual who Controls or has any right, interest or final participation, of any nature, over the legal entity, trust or its equivalent, vehicle, entity, company or any form of economic or commercial association, of any nature, having legal existence or not, and incorporated under the laws of any jurisdiction, are identified;

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f.	the reasons and objectives sought through the purchase of the Shares, subject of the requested authorization, or the execution of the relevant Voting Arrangement specifically mentioning if it intends to purchase, directly or indirectly, (i) any additional Shares to the ones referred to in the authorization request, (ii) a 20% Participation in the Company, (iii) the Control of the Company, or (iv) Significant Influence in the Company;

g.	if it is, directly or indirectly, a Competitor of the Company or of any Subsidiary or Affiliate of the Company and if it has the legal capacity to purchase the Shares or enter into the relevant Voting Arrangement, in accordance with the provisions of these By–Laws and the applicable law; where appropriate, if it is in the process of obtaining any consent or authorization, indicate the person that will grant the consent or authorization, and the terms and time period within which it expects to obtain it; and if the Person or Persons that intend to purchase the relevant Shares have Related Parties that may be considered a Competitor of the Company or of any Subsidiary or Affiliate of the Company, or if it has any economic or business relationship with a Competitor or any interest or participation whether in the form of an equity participation in or in the management or operation of a Competitor, directly o by means of any Person or Related Party;

h.	the source of the funds to be used to pay the price for the acquisition of the Shares intended to be acquired; in the event that the source of the funds is a loan or other financing, the intended acquirer shall specify the identity and nationality of the Person providing such funding, the financial statements or other proof that evidences the solvency of such Person and shall deliver, as an attachment to the authorization request, the documentation evidencing and explaining the terms and conditions of such financing, including a commitment, signed by such Person, not subject to any material conditions, which shall include any collateral agreed upon to be provided. The Board of Directors may request that the intended acquirer (i) post a bond (fianza), (ii) create a security trust, (iii) provide an irrevocable letter of credit, (iv) make a deposit, or (v) provide any other security or guaranty approved by the Board of Directors, to secure up to 100% (one hundred percent) of the price of the Shares that are intended to be purchased or that are the subject of the relevant Voting Arrangement, designating the Company or the shareholders, through the Company, as the beneficiaries, and to secure the compensation for any damages and losses that the Company or its shareholders may suffer as a consequence of any misstatements of the information provided or as a consequence of the request or as a result of any action or omission of the applicant, directly or indirectly;

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i.	if it has received funding in the form of a loan or in any other form, from a Related Party or Competitor or has provided funding to a Related Party or Competitor, to obtain the funds to pay the Shares intended to be acquired or to enter into the relevant Voting Arrangement;

j.	the identity and nationality of the financial institution to act as intermediary, in the event that the relevant acquisition is carried out through a tender offer;

k.	if applicable, because of the need of a public offering, a copy of the information memorandum or similar document that is intended to be used in connection with the purchase of the Shares or in connection with the transaction or agreement at issue, and a statement that the acquisition has been approved or submitted for approval by the competent authorities (including the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores); and

l.	an address in Mexico City, Mexico, to receive notices relating to its request.

The Board of Directors may determine, in the event that certain information is impossible to produce at the time of submitting the request, that such information be omitted from the request and the Board of Directors may waive the requirement to comply with any of the above-mentioned requirements.

2.	Within 8 (eight) business days following the date in which the request for authorization referred to in paragraph 1 above is received, the Chairman or Secretary of the Board of Directors, shall call for a meeting of the Board of Directors to discuss and decide on the request for authorization. The call for the meeting of the Board of Directors shall be made in writing and sent by the Chairman or the Secretary to each of the directors or alternate members of the Board Members with the anticipation provided for in these By–Laws, by certified mail, courier, or e-mail, to the addresses designated by the members of the Board of Directors in writing for purposes of this Clause of the By-Laws. The calls shall specify the date, time and place of the meeting and the relevant Agenda.

3.	The Board of Directors shall resolve any request for authorization that is submitted pursuant to this Clause of the By-laws, within 90 (ninety) calendar days following, and counted from, the date in which the request was filed, provided that the request contains all the information that is required pursuant to this Clause. If the Board of Directors does not make a decision on the authorization within the 90 (ninety) calendar day period referred to above, the authorization request shall be deemed as denied.

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The Board of Directors may request that the person who intends to acquire the relevant shares or to execute the relevant Voting Arrangement, provide any additional documentation, and any clarifications it deems necessary, as well as to hold any meetings that the Board of Directors deems convenient, to decide on the requested authorization for the acquisition; provided that the terms set forth in this provision shall not begin running, and the request will not be considered completed, until the Person that intends to acquire the Shares or enter into the relevant Voting Arrangement, provides all additional information and clarifications that the Board of Directors deems necessary.

4.	The attendance of at least 75% (seventy five percent) of the principal or alternate members of the Board of Directors will be required to consider a meeting called to resolve on any matter related with the authorization of an acquisition or an agreement in terms of this Clause, to be validly installed in first or subsequent calls. The resolutions will be valid when made by 75% (seventy five percent) of the members of the Board of Directors. The meetings of the Board of Directors will be called for and the resolutions adopted therein shall relate solely to the request for authorization referred to in this Clause (or fragments of such request for authorization).

5.	In the event that the Board of Directors authorizes the intended acquisition of Shares or the entering into the Voting Arrangement, and such acquisition, transaction or agreement results in (i) the acquisition of a 20% Participation or greater, or (ii) a change in Control, or (iii) the acquisition of a Significant Influence with respect to the Company, notwithstanding if such authorization was granted, the intended acquirer, or party entering into the Voting Arrangement, shall have to make a public offering to acquire 100% (one hundred percent) of the outstanding Shares of the Company minus one Share, for a price, in cash, that is the higher of the following:

a.	the book value per Share, according to the last quarterly financial statements approved by the Board of Directors or filed before the National Banking and Securities Commission or any stock exchange; or
b.	the highest closing price per Share traded in the stock exchange, over the 365 (three hundred sixty five) calendar days prior to the date of the Board of Directors authorization or request; or

c.	the highest purchase price per Share paid at any time, by the Person that, severally or jointly, directly or indirectly, intends to acquire the Shares or to enter into a Voting Arrangement authorized by the Board of Directors,

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plus in each case, an additional premium equal to 30% (thirty percent) of the price per Share payable in connection with the acquisition which authorization is requested, provided however, that the Board of Directors may increase or decrease the amount of any such premium, taking into account the opinion of a reputable investment bank.

The public purchase offering referred to in this Clause must be completed within 90 (ninety) natural days from the date in which the acquisition or the execution of the Voting Arrangement, is authorized by the Board of Directors, pursuant to the procedure set forth in this Clause.

The price paid for each Share shall be the same, regardless of the class or series of such Share.

In the event that on or before the relevant acquisition or execution of the Voting Arrangement, the Board of Directors receives another written request for authorization to purchase the relevant Shares (including through a merger, consolidation or similar transaction), with terms more favorable for the shareholders of the Company, then the Board of Directors shall be entitled to consider and, if appropriate, approve the second request and suspend the previously approved transaction, and it shall submit both bids to the consideration of the Board of Directors, provided that, any approval shall be granted without affecting the obligation to carry out a public tender offer pursuant to the terms of this Clause and applicable law.

6.	Acquisitions of Shares or Voting Arrangement, that would not result in (i) the acquisition of a 20% Participation or greater, (ii) a change in Control of the Company or (iii) the acquisition of Significant Influence with respect to the Company, may be recorded in the Shareholders Registry Book of the Company once they have been duly authorized by the Board of Directors and concluded. Acquisitions resulting in (i) the acquisition of a 20% Participation or greater, (ii) a change in Control of the Company, or (iii) the acquisition of Significant Influence with respect to the Company, will not be recorded in the Shares Registry Book of the Company, until the public offer referred to in this Clause has been completed. Thus, the rights under the acquired Shares, shall not be capable of being exercised until the relevant public offer has been completed.

7.	The Board of Directors may deny its approval of the requested acquisition of Shares or the execution of the proposed Voting Arrangement, in which case it shall inform the proposed acquirer in writing the grounds and reasons for such denial, and it may likewise inform the acquirer of the terms and conditions pursuant to which it would be in a position to authorized the proposed acquisition of Shares or Voting Arrangement. The proposed acquirer will have the right to request and hold a meeting with the Board of Directors or an ad-hoc committee appointed by the Board of Directors, to explain, expand or clarify the terms of the request, as well as to present its position in a written document for the Board of Directors.

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(C)	General Provisions.

For purposes of this Clause, it shall be deemed that a Person is the owner of all Shares owned by such Person, as well as of all of the Shares (i) owned by any Related Party, or (ii) any legal entity, trust, vehicle, entity, company or economic or commercial association, or its equivalent, of any nature and incorporated under the laws of any jurisdiction, that holds title when that legal entity, trust, vehicle, entity, company or economic or commercial association, or its equivalent, of any nature and incorporated under the laws of any jurisdiction, is Controlled by the mentioned Person. Furthermore, when one or more Persons are seeking to purchase Shares jointly, in a coordinated or concerted manner, through a single transaction or successive transactions, regardless of their legal form, it shall be deemed, for the purposes of this Clause, as a single Person who owns all such Shares. The Board of Directors may determine other cases in which one or more Persons that intend to acquire Shares or enter into Voting Arrangements shall be deemed as a single Person for purposes of this Clause. In making this determination, the Board of Directors may consider any legal or de facto information that is available.

In order to evaluate any request for authorization submitted to the Board of Directors in terms of this Clause, the Board of Directors shall take into consideration any information that they deem appropriate, taking into consideration the best interests of the Company and its shareholders, including considerations as to the financial, market, business, moral and economic solvency of intended acquirer, the source of the funds to be used in the acquisition, potential conflicts of interest, protection of minority shareholders, the expected benefits for the future development of the Company, the impact in the Company’s plans and budgets the quality, accuracy and veracity of the information submitted to it in terms of this Clause, the viability of the offer, the price offered, the conditions of the bid, the identity and credibility of the bidders (as far as may be determined and without any liability to the Board Members), the reasons for the execution and the temporality of the Voting Arrangement, the sources of funding, if any and time for completion, and any others that they deemed appropriate.

Any acquisition of Shares or Voting Arrangement restricted by this Clause, entered into without the prior written authorization of the Board of Directors shall grant no rights to the holders of the Shares acquired or subject to any such Voting Arrangement and such holders shall not be able to vote any such Shares at any Shareholders’ Meeting of the Company, nor exercise any economic rights thereunder, which shall be the acquirer or group of acquirers’ sole responsibility. The Shares acquired pursuant to any such acquisitions or Voting Arrangements shall not be recorded in the Shareholders Registry Book of the Company, and any entries previously made shall be canceled and the Company will not recognize or give any value to the registration or listings referred to in Article 290 (two hundred and ninety) of the Securities Exchange Act (Ley del Mercado de Valores), therefore the ownership of the Shares shall not be capable of to being proved, and the right to attend any Shareholders Meeting shall not be capable of being credited, nor shall the holders of such Shares be able to exercise any action, including those of a procedural nature.

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The authorizations granted by the Board of Directors pursuant to this Clause, will cease to be effective if the information and documentation on which such authorization was based is false or ceases to be true and/or legal.

In the event that any transaction entered into is in violation of this Clause, the Board of Directors may agree upon the following measures amongst others: (i) the reversal of the transaction, with mutual restitution between the parties, when possible, or

(ii) the transferring of the relevant Shares to an interested third party approved by the Board of Directors at the minimum price that the Board of Directors establishes.

The provisions in this Clause will not be applicable to (a) the acquisitions or transfers of Shares made by succession, either by inheritance or legacy, or (b) the acquisition or transfer of Shares, or any other agreement or arrangement, (i) by the Person or Persons that, collectively have, the Control of the Company or Significant Influence in the Company as of the date in which this Clause is approved by the General Shareholders Meeting (that is, immediately before the initial public offering subscription of shares), (ii) by any legal entity, trust, vehicle, entity, company or any other form of economic or commercial association, or its equivalent, of any nature and incorporated under the laws of any jurisdiction, that is under the Control of the Person or Persons referred to in subsection (i) above, (iii) by the estate of the Person or Persons referred to in subsection

(i) above; (iv) by the ascendants or descendants in a direct line within the third degree of the Person or Persons referred to in subsection (i) above, (v) by the Person or Persons referred to in subsection (i) above, when purchasing the Shares from any company, trust, vehicle, entity, company, any form of economic or commercial association, or its equivalent, of any nature and incorporated under the laws of any jurisdiction, ascendants or descendants referred to in subsections (iii) and (iv) above, and (vi) by the Company or its Subsidiaries, or by trusts created by the Company or its Subsidiaries or by any other Person Controlled by the Company or by its Subsidiaries, or (c) the future transfer of Shares into a trust or similar entity by the existing shareholders of the Company on the date of the public offering of Shares in Mexico, made at any moment in the future.

The provisions contained in this Clause shall be applicable in addition to the provisions of the statutes or laws and mandatory general provisions related to securities acquisitions that are effective in the market in which the Shares, or other securities related to these or rights arising thereof; in case that any provision in this Clause contravenes, in whole or in part, any provision in such laws, the provisions of the relevant statute and mandatory general provisions related to securities acquisitions shall prevail.

This Clause shall be filed for registration in the Public Registry of Commerce of the domicile of the Company and shall be expressly included in the share certificates representing the capital stock of the Company, in order to ascertain effect against third parties.

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This Clause may only be modified or deleted from the By-Laws, through a favorable resolution of the shareholders with at least 90% (ninety percent) of the outstanding Shares at the moment of approval, elimination or relevant amendment, provided that no shareholders representing at least 5% (five percent) of the outstanding Shares of the Company at the time of the vote, vote against any such elimination or amendment.

(c)	Restrictions on the transfer of Series B Shares.

Series B Shares will only be transferable in transactions of any nature and any kind, including, for these purposes, mergers, consolidations or other similar transactions, directly or indirectly, to the shareholders holding Series B Shares or to an Affiliate of the shareholders holding Series B Shares precisely on the date of the initial public offering subscription of the Shares. In the event that any transfer of Series B Shares contravenes the preceding or is made to any third party, such Series B Shares will be automatically converted into Series A Shares and the provisions established in this Clause will be applicable.

NINTH. Shareholder Registry. The Company shall maintain a Shareholders Registry Book, pursuant to Articles 128 (one hundred twenty eight) and 129 (one hundred twenty nine) of the Mexican General Corporations Law and in accordance with Article 290 (two hundred and ninety) of the Mexican Securities Market Law. The Shareholders Registry Book of the Company shall be kept by the Secretary of the Board of Directors of the Company, unless the shareholders or the Board of Directors appoint a different person to perform such registration. The Company may, under the relevant legal terms, entrust to securities deposit institutions, the registration of shares and the registration of the respective entries in the Shareholders Registry Book.

The Company shall recognize, as legitimate holder of the shares representing the capital stock, to any person registered as such in the Shareholders Registry Book.

In the event that the shares representing the capital stock of the Company are placed in stock exchanges, their registration in such Book will suffice to indicate such situation and the securities deposit institutions in which such certificate or certificates representing such shares are being held, and, if so, the Company shall recognize as shareholders, those who evidence such capacity with the record issued by the relevant securities deposit institution, supplemented by a list of the relevant shareholders prepared by those who appear as depositors in such registries, in accordance with Article 290 (two hundred and ninety) of the Mexican Securities Market Law.

The Shareholders Registry Book of the Company shall be closed as of the date in which the certificates are issued in accordance with Article 290 (two hundred and ninety) of the Mexican Securities Market Law, until the next business day after the respective Meeting was held. During such periods no registration shall be made in the Book.

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TENTH . Acquisition of Shares by Related Parties. The legal entities in which the Company has the power to (i) impose decisions directly or indirectly at the General Shareholders Meetings thereof, or designate and remove most of the Directors, administrators or equivalent officers thereof, (ii) hold rights enabling it to directly or indirectly cast votes representing more than 50% (fifty percent) of the capital stock thereof, or (iii) directly or indirectly direct the management, strategy or main policies thereof, either by holding securities, by means of an agreement or contract or through any other means, shall not be able to acquire, directly or indirectly, shares from the capital stock or negotiable instruments or by any other instrument that represents such shares, except (a) for acquisitions to be made by investment companies or (b) in the case that entities in which the Company participates as a shareholder acquire shares of the Company to comply with options or share purchase plans that are formed or can be designed or subscribed to employees or officers of such companies or the Company, provided that the number of shares acquired for this purpose does not exceed 25% (twenty percent) of total outstanding shares of Company.

ELEVENTH. Increases of capital. Except for (i) capital increases through the issuance of unsubscribed shares for their placement among the public investors pursuant to Article 53 (fifty three) of the Mexican Securities Market Law and Clause Seventh of these By-Laws, (ii) capital increases resulting from the placement of own shares referred to in paragraph (a) of Clause Eighth above, (iii) the conversion of convertible obligations for shares and the shares issued for such purposes, and (iv) the shares issued as a result of mergers, regardless of the Company’s nature with respect to it (that is, as a merged or as a merging company), capital increases shall be agreed upon by means of a resolution of the General Ordinary or Extraordinary Shareholders Meeting, as applicable, pursuant to the provisions of the Mexican General Corporations Law and the rules provided in this Clause.

Increases in the minimum fixed portion of the capital stock shall be approved through a resolution of the Extraordinary General Shareholders Meeting pursuant to these By-laws, with the corresponding amendment to the By-Laws.

Increases in the variable portion of the capital stock shall be approved upon resolution of the General Ordinary Shareholders Meeting pursuant to these By-laws, provided that the corresponding minute shall be formalized before a certifying public officer, without the need to register the corresponding public deed in the Public Registry of Commerce of the domicile of the Company.

When resolving on capital increases, the General Shareholders Meeting approving such increase or any subsequent General Shareholders Meeting, shall determine the terms and conditions under which such increase shall be carried out, and such authority may be delegated to the Board of Directors.

The shares that upon resolution of the Meeting are approved for issuance shall be delivered upon their subscription, may be offered for subscription and payment by the Board of Directors or by the delegate or the special delegates, according to the authority granted by the relevant General Shareholders Meeting; provided, that, except for the cases described above, the preemptive rights set forth in Clause Twelfth below shall be observed.

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The increases in the capital stock may be made through the capitalization of the capital stock account in accordance with the provisions of Article 116 (one hundred sixteen) of the Mexican General Corporations Law by means of payment in cash or in kind, through the capitalization of liabilities or through any other means permitted by the applicable law. In capital increases through the capitalization of capital stock accounts, all shares shall have the right to their respective proportion of the increase, without having to issue new shares representing such increase.

Except for the capital increases resulting from the placement of own shares acquired by the Company in the terms of the first part of Clause Eighth of these By- Laws, every increase of the capital stock shall be registered in the Capital Variations Book that for such purpose the Company shall maintain pursuant to the provisions of Article 219 (two hundred and nineteen) of the Mexican General Corporations Law, through the Secretary of the Board of Directors.

TWELFTH. Preemptive Right. In capital increases, the shareholders shall have the preemptive right to subscribe the new shares issued to represent such increase in proportion to the number of shares they hold at the time of the resolution approving the relevant capital increase. This right shall be exercised within the term established for such purpose by the General Shareholders Meeting that approved the capital increase, which in no case shall be less than 15 (fifteen) calendar days as of the date of publication of a notice for such purposes in the electronic system set by the Ministry of Economy. The shareholders shall not have the preemptive right referred to in this Clause in respect of the shares issued (i) by reason of the merger or a similar transaction of the Company (regardless whether the Company is the merged or the merging company), (ii) for the conversion of convertible obligations for shares of the Company or as a result of such conversion, (iii) for the placement of own shares acquired under the terms of the first part of Clause Eighth of these By-Laws, and (iv) for its public offering in terms of Article 53 (fifty-three) of the Securities Market Law and Article Seventh of these By-Laws.

In case that after the period during which the shareholders may exercise their preemptive right, any shares remain unsubscribed, such shares may be offered for subscription and payment, in the conditions and terms determined by the General Shareholders Meeting which approved the capital increase, or if so resolved by the Meeting, in the terms established by the Board or Directors of the delegates appointed by the General Shareholders Meeting.

In case the shares are not subscribed and paid, they may remain in the treasury of the Company or may be canceled, in both cases prior reduction of the capital stock as agreed by the Meeting.

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THIRTEENTH. Capital Reduction. Except for capital reductions resulting from the right of separation provided for by the Mexican General Corporations Law, and those resulting from the acquisition of own shares referred to in paragraph (a) of Clause Eighth above, the capital stock may only be reduced upon resolution of the General Ordinary or Extraordinary Shareholders Meeting, as applicable, as provided in this Clause.

Reductions in the minimum fixed portion of the capital stock shall be agreed upon resolution of the Extraordinary General Shareholders Meeting pursuant to these By-laws. In such case, these By-Laws shall be amended pursuant to the provisions contained in Article 9 (nine) of the Mexican General Corporations Law, except for capital reductions resulting from the acquisition of own shares referred to in paragraph (a) of Clause Eighth above.

Reductions in the variable portion of the capital stock shall be agreed upon resolution of the General Ordinary Shareholders Meeting pursuant to these By-laws, provided that the corresponding minutes shall be formalized before a certifying public officer, without the need to register the corresponding public deed in the Public Registry of Commerce; provided, however, that, when the shareholders exercise their right of separation or in case of capital reductions resulting from the acquisition of own shares referred to in paragraph (a) of Clause Eighth above, no Shareholders Meeting resolution shall be necessary.

Capital reductions may be made in order to absorb losses, in the event of exercising the right of separation, as a result of the acquisition of own shares in the terms established in paragraph (a) of Clause Eighth of these By-Laws or as otherwise permitted under applicable law.

Capital reductions to absorb losses shall be made proportionately among all the shares representing the capital stock, without need to cancel the shares, since such shares do not have par value.

Pursuant to Article 50 (fifty) of the Securities Market Law, the holders of shares or negotiable instruments representing the variable portion of the capital stock of the Company shall not have the right of withdrawal referred to in Article 220 (two hundred and twenty) of the Mexican General Corporations Law.

Except for capital reductions resulting from the acquisition of shares of the Company made in the terms of the first part of Clause Eighth of these By-Laws, every reduction of the capital stock shall be registered in the Capital Variations Book that for such purpose the Company shall maintain pursuant to the provisions of Article 219 (two hundred and nineteen) of the Mexican General Corporations Law, through the Secretary of the Board of Directors.

FOURTEENTH. Redemption of Shares. The General Extraordinary Shareholders Meeting may agree upon the redemption of shares with distributable profits, in compliance with the provisions of Article 136 (one hundred thirty-six) of the Mexican General Corporations Law or by any other fair means to the shareholders.

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In case of shares listed on a stock exchange, the redemption shall be made through the acquisition of its own shares in the relevant stock exchange, pursuant to the system, prices, terms and other conditions agreed for this purpose by the Shareholders Meeting, which may delegate to the Board of Directors or to the special delegates the power to determine the system, prices, terms and other conditions for such purposes.

The redempted shares and the certificates or titles representing them shall be canceled, with the corresponding reduction in the capital stock of the Company.

FIFTEENTH. Cancellation of Registration. In case of cancellation of the registration of the shares or certificates representing the capital of the Company in the National Securities Registry, whether upon request of the Company with a prior resolution of the General Extraordinary Shareholders Meeting adopted by the affirmative vote of the holders of shares or certificates representing whether voting shares, limited voting shares or non-voting shares, the 95% (ninety five percent) of the capital stock of the Company, or by resolution of the National Banking and Securities Commission, the Company shall make, prior to such cancellation, a public offer to purchase within a 180 calendar day period following the request of the Company or the resolution of the National Banking and Securities Commission, as applicable, in accordance with Article 108 (one hundred eight) of the Mexican Securities Market Law, Articles 96 (ninety six), 97(ninety seven), 98 (ninety eight), section I and II and, 101 (one hundred one) first paragraph, and other applicable of the Mexican Securities Market Law

The shareholders forming the control group (as defined in the Mexican Securities Market Law) shall have subordinated liability with the Company for the fulfillment of the terms contained in this Clause when a cancellation resolution is issued by the Mexican National Banking and Securities Commission.

In order to meet the requirements set forth in Article 108 (one hundred eight) of the Mexican Securities Market Law, and in accordance with Article 101 (one hundred one) of the Mexican Securities Market Law, the Board of Directors of the Company shall prepare and disclose to public investors, within 10 (ten) business-days from the start of the public offer to purchase, after listening to the Corporate Governance Committee, an opinion on the purchase price of the public offering and the conflicts of interest that each of the members of the Board of Directors may have with respect to the offering, if any. Such opinion may be accompanied with another opinion by an independent expert. The members of the Board of Directors and the Chief Executive Officer of the Company shall further disclose to the public investors, in addition to the aforementioned opinion, their decision with respect to the shares or securities referring to shares owned by them.

SIXTEENTH. Certificates representing the Shares. The definitive or provisional share certificates representing the shares of the Company shall be nominative and may represent one or more shares, they shall include the requirements contained in Articles 124 (one hundred and twenty four) and 125 (one hundred and twenty five) of the Mexican General Corporations Law, as well as the indication of its series and shall contain Clause Fifth and Eighth of these By-laws, and will be signed by 2 (two) members of the Board of Directors.

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When either share certificates deposited at a securities deposit institution or when such institutions receive directly from the Company securities arising from the exercise of economic rights on behalf of the depositors thereof, the Company may, with the prior approval of the securities deposit institution, deliver to it multiple share certificates or one single share certificate covering the shares subject matter of the issuance and the deposit, in which case the institution shall make the necessary entries to determine the rights of the respective depositors. In such case, the share certificates representing such shares shall be issued indicating that the shares are deposited at the respective securities deposit institution, without being necessary to mention the name, address or nationality of the holder in the document.

The Company may issue certificates without coupons attached to the certificates. In such case, the certificates issued by the relevant securities deposit institution shall be used as coupons for all legal purposes, in terms of the Securities Market Law.

CHAPTER THREE

SHAREHOLDERS’ MEETINGS

SEVENTEENTH. The Shareholders Meeting. Shareholders Meetings shall be General or Special, and General Meetings may be Ordinary or Extraordinary. The Shareholders Meeting is the supreme body of the Company. Extraordinary Shareholders Meeting shall be those conveyed to discuss any of the matter set forth in Article 182 (one hundred two) of the Mexican General Corporations Law, and those held to deliberate any of the matters set forth in Clause Twenty-Second hereunder. Ordinary Meetings shall be those convened to discuss any of the matter set forth in Article 181 (one hundred one) of the Mexican General Corporations Law and to deliberate any other matter not reserved to Extraordinary Meetings, including those held to deliberate any of the matters set for the in Clause Twenty-Second, section 1, of this By-Laws.

Special Meetings shall be those held in order to discuss matters that may affect the rights of one series of shares. Attendance quorum, voting, and formalization of minutes of Special Meetings shall be subject to the provisions applicable to General Extraordinary Meetings.

EIGHTEENTH. Calls. Calls for Shareholders Meetings shall be made by the Board of Directors, the Secretary of the Board of Directors or the Chairman of the Board of Directors, or by any of the Audit and/or Corporate Governance Committees. Shareholders holding shares with voting rights, even those with limited or restricted voting rights, who individually or jointly hold 10% (ten percent) of the Company’s capital stock may request the Chairman of the Board of Directors or the Chairman of the Audit and Corporate Governance Committees to convene a General Shareholders Meeting without the need to comply with the percentage required by Article 184 (one hundred eighty four) of the Mexican General Corporations Law.

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Any holder of 1 (one) ordinary share shall have the right set forth in the last sentence of the previous paragraph, in any of the events referred to in Article 185 (one hundred eighty five) of the Mexican General Corporations Law which is conferred to the Board of Directors or to the Audit and Corporate Governance Committees. If no call is made within 15 (fifteen) calendar days following the date in which the request was made, a Civil or District Judge of the Company’s domicile may convene the Meeting at the request of any interested shareholder, who shall evidence the ownership of the shares.

In terms of the provisions of Article 186 (one hundred eighty six) of the Mexican General Corporations Law, calls for General Ordinary Meetings, Extraordinary or Special Meetings shall be done by posting a notice in the electronic system set by the Ministry of Economy , no less than fifteen (15) calendar days before the date of the meeting. Calls shall contain the Agenda of the Meeting and shall be signed by the person or persons responsible for such call.

From the date on which the call of meeting is published, any information and documents related to each of the items of the Agenda shall be made immediately available to the shareholders at the Company’s offices, at no charge, including forms referenced in section III of Article 49 (forty nine) of the Securities Market Law.

In accordance with the second paragraph of Article 178 (one hundred and seventy eight) of the Mexican General Corporations Law, the unanimous resolutions adopted without holding a Meeting by the shareholders with voting rights or with the relevant special series, shall be, for all legal effects and purposes, as valid as those adopted at a General or Special meeting, provided that they are confirmed in writing.

NINETEENTH. Evidence of Ownership. Persons registered as shareholders in the Shares Registry Book, as well as those who submit certificates issued by S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., or any other institution acting as a securities depository, complemented with the depositor lists of such institutions, shall have the right to appear or be represented at the Shareholders Meetings, for which the provisions of the Mexican General Corporations Law shall be applicable. The members of the Company’s Board of Directors shall not represent any shareholder at the Company’s Shareholder Meetings. Shareholders may be represented at the Meetings by the person or persons designated for such purpose by means of a power of attorney granted in the Company’s proxies form, which must meet the requirements set forth in paragraph III of Article 49 (forty nine) of the Securities Market Law and that the Company shall maintain available through the intermediaries of the securities market or in the offices of the Company, with at least fifteen (15) calendar days prior to holding a Shareholders Meeting, and the Secretary of the Board shall examine the compliance of this disposition and shall inform the same to the Shareholders Meeting making the corresponding notations in the minutes of the Shareholders Meeting.

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In order to attend to the relevant Special or General Shareholders Meeting, the corresponding shareholder shall evidence to the Secretary of the Board Directors, that he is not under any of the situations that require the approval of the Board of Directors of the Company referred to in Clause Eighth of these By-Laws.

TWENTIETH. Meeting Minutes. The Shareholders’ Meeting minutes shall be prepared by the Secretary, will be transcribed in the corresponding book and will be signed by the Chairman, Secretary and the appointed tellers.

TWENTY-FIRST. Chairman and Secretary. Shareholders Meetings shall be presided by the Chairman of the Board of Directors and when absent, by the person appointed by the majority vote of the shareholders.

The Secretary of the Shareholders Meetings shall be the Secretary of the Board of Directors or by the Assistant Secretary, and when absent, the person designated by the majority vote of the shareholders. The Chairman shall appoint 2 (two) tellers within the shareholders, representatives or guests attending the relevant Meetings, in order to count the number of shares represented at the Meeting, determine if the legal quorum has or has not been met and, as the case may be, count the votes cast.

TWENTY-SECOND. 1. General Ordinary Meetings. General Ordinary Shareholders Meetings shall be held at least once a year within the first four (4) months following the closing of each fiscal year, in order to discuss the matters set forth in the corresponding Agenda, as well as any of the following matters:

(a)	discuss, approve or modify, and determine any matters arising in connection with the reports of the Chief Executive Officer and the Board of Directors, regarding the Company’s financial situation and other accounting documents as set forth in Article 172 (one hundred and seventy two) of the Mexican General Corporations Law and the Securities Market Law;

(b)	discuss, approve or modify the reports of the Chairman of the Audit and Corporate Governance Committees;
(c)	discuss, approve or modify the report rendered by the Chief Executive Officer pursuant to Article 44 (forty four), Section XI, of the Securities Market Law;

(d)	discuss, approve or modify the report of the Board of Directors submitted in terms of Article 172 (one hundred and seventy two) subsection b) of the Mexican General Corporations Law and Article 28 (twenty eight), Section IV, of the Securities Market Law;

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(e)	learn the opinion of the Board of Directors in connection with the content of the report rendered by the Chief Executive Officer;

(f)	decide on the use of the Company’s profit, if any;

(g)	appoint the members of the Board of Directors, including its alternates, the Secretary and the Assistant Secretary, and appoint or remove the Chairman of the Audit and Corporate Governance Committees;

(h)	if applicable, set the maximum amount of resources that may be destined to repurchase the Company’s shares;

(i)	approve any transactions intended by the Company or the companies under its control, that in a fiscal year represent 20% (twenty percent) or more of the Company’s consolidated assets, based upon figures of the immediately preceding quarter, regardless of how they are to be executed, whether jointly or subsequently, but that by their characteristics may be considered one single transaction. The holders of shares with voting rights may vote at such Meetings, regardless of whether their voting rights are limited or restricted;

(j)	evaluate the independence of independent Directors.

2.        General Extraordinary Shareholders Meetings. General Extraordinary Shareholders’ Meetings shall be held in order to discuss any of the matters referred to in Article 182 (one hundred and eighty two) of the Mexican General Corporations Law. Also, any of the following matters shall be discussed in the General Extraordinary Shareholders Meetings:

(a)	redemption of shares issued by the Company with distributable profits, as well as the issuance of beneficial shares (acciones de goce), limited voting, preferred or any other kind of shares other than common shares;
(b)	cancellation of registration of shares of the Company or any certificates representing thereof in the National Securities Registry;
(c)	capital increases in accordance with Article 53 (fifty three) of the Mexican Securities Market Law;
(d)	any other matters that require a special quorum under applicable laws or these By-Laws.

TWENTY-THIRD. Quorum for and Resolutions of Ordinary Meetings. The General Ordinary Shareholders Meeting shall be legally convened by virtue of a first call, if the attending shareholders represent at least 51% (fifty one percent) of the outstanding voting shares of the Company, and its resolutions shall be valid when adopted by the vote of the majority of the voting shares present. In the event of a second or subsequent call, the Ordinary Shareholders Meeting shall be legally convened if the attending shareholders represent at least 51% (fifty one percent) of the outstanding voting shares of the Company, and its resolutions shall be valid when adopted by the vote of the majority of the present voting shares.

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TWENTY-FOURTH. Quorum and Resolutions by Extraordinary Shareholders Meetings. General Extraordinary Shareholders Meeting shall be legally installed by virtue of first call, if the attending shareholders represent at least 75% (seventy five percent) of the outstanding voting shares of the Company, and its resolutions shall be valid when adopted by the vote of more than half of the outstanding voting shares of the Company, and for the event provided in Clause Twenty-Second subsection 2(b), the affirmative vote of 95% (ninety five percent) of the outstanding voting shares of the Company will be required. In the event of a second call or subsequent call, the Extraordinary Shareholders Meeting shall be legally installed if at least fifty one percent (51%) of the outstanding voting shares are present, and its resolutions shall be valid when adopted by the vote of the more than half of the outstanding voting shares of the Company, except in case set forth in Clause Twenty- Second subsection 2(b), in which case the vote of 95% (ninety-five percent) of the capital Stock of the Company will be required.

TWENTY-FIFTH. Deleted.

TWENTY-SIXTH. Certain Minority Rights.

(a)             Postponement. Pursuant to Article 50 (fifty) section III of the Mexican Securities Market Law the holders of voting shares, including limited or restricted voting shares, that represent 10% (ten percent) or more of the voting shares, including limited or restricted voting shares, represented at an Ordinary or Extraordinary General Shareholders Meeting may, for one single occasion, present a motion to adjourn the Meeting for 3 (three) calendar days and without requiring a new call, in order to vote on certain matters in which they do not believe they are sufficiently informed, in which case the percentage referred to in Article 199 (one hundred and ninety-nine) of the Mexican General Corporations Law shall not apply.

(b)             Opposition Right. The holders of voting shares, including limited or restricted voting shares, that represent at least twenty percent (20%) of the capital stock may judicially contest the resolutions adopted by the General Meetings in connection with matters in respect of which they are entitled to vote, in which case the percentage referred to in Article 201 (two hundred and one) of the Mexican General Corporations Law shall not apply.

(c)             Liability Actions against Directors. The holders of voting shares, including limited or restricted voting shares, that represent 5% (five percent) or more of the capital stock of the Company, whether individually or jointly, shall be entitled to bring liability actions against any Directors, the Chief Executive Officer or any relevant officer for any breach to the duties of loyalty and care owed to the Company or any legal entity controlled by it and over which it has significant influence.

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TWENTY-SEVENTH. Special Meetings. The same rules set forth in Clause Twenty-Fourth above for General Extraordinary Shareholders’ Meetings shall be applicable to Special Meetings, but referred to the relevant special category of shares.

CHAPTER FOUR

MANAGEMENT AND SURVEILLANCE OF THE COMPANY

TWENTY-EIGHTH. Board of Directors. The management of the business and assets of the Company shall be entrusted to a Board of Directors and a Chief Executive Officer.

(a)             The Board of Directors shall be composed of no more than 21 (twenty one) members, as determined by the respective Shareholders’ Meeting, provided that at least 25% (twenty five percent) shall be independent pursuant to Articles 24 (twenty four) and 26 (twenty six) of the Mexican Securities Market Law and pursuant to any other applicable provisions. An alternate Director may be appointed for each principal Director, provided that alternates directors of the independent Directors shall also be independent.

All shareholders or group of shareholders representing at least 10% (ten percent) of the voting shares, including limited and restricted voting shares, shall have the right to appoint and revoke one Director and its respective alternate. Such appointment may only be revoked by the other shareholders when the appointment of the rest of the Directors is also revoked, in such case the persons being replaced may not be appointed as directors within the 12 (twelve) months immediately following the date of revocation.

The appointment or election of the members of the Board of Directors shall be made by the General Ordinary Shareholders Meeting or by the Special Shareholders Meeting, as applicable, by the favorable vote of the majority of the holders with voting shares of the capital stock represented at the corresponding Meeting.

(b)             Members of the Board of Directors shall hold office for a period of 1 (one) year; they may be reelected and their appointment may be revoked at any time, including the Directors appointed by the shareholders exercising minority rights and shall receive the compensations determined by the General Ordinary Shareholders Meeting. Notwithstanding the foregoing, the Ordinary Shareholders Meeting may only revoke the appointment of Directors designated by the minorities when the appointment of all the other Directors is also revoked.

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Members of the Board of Directors shall continue to hold office for a period of up to thirty (30) calendar days, after expiration of the period for which they were designated or upon resignation, if no substitute is designated or if the designated substitute fails to assume office, without being subject to Article 154 (hundred fifty four) of the Mexican General Corporations Law.

The Board of Directors may appoint provisional Directors without the intervention of the Shareholders Meeting in case any of the events abovementioned or any of the events specified in the last paragraph of Article 155 (one hundred fifty five) of the Mexican General Corporations Law occurs. The Shareholders Meeting shall ratify such appointments or shall appoint substitute Directors in the next Meeting following such event, notwithstanding the provisions set forth in section (a) of the third paragraph of this Clause.

Neither the members of the Board of Directors nor the executive officers or managers of the Company shall grant any guarantee in order to ensure the fulfillment of their responsibilities that they may incur during the performance of their duties, unless the General Shareholders Meeting appointing them establishes such obligation.

(c)             Documented and reasonable expenses of the members of the Board of Directors residing outside of Mexico, incurred for the fulfillment of their responsibilities (including the attendance to any meeting), will be paid or reimbursed by the Company.

TWENTY-NINTH. Directors Requirements. The members of the Board of Directors may or may not be shareholders. The following individuals will not be able to be members of the Board of Directors: (i) individuals who are not qualified by law to exercise commerce; and/or (ii) individuals who have acted as external auditor of the Company or as external auditor of any of the entities integrating the business group or consortium to which it belongs, during the 12 (twelve) months prior to the date of the appointment.

For purposes of these by-laws, independent Directors shall be those individuals appointed by their experience, capacity, and professional prestige according to the requirements set forth in Article 26 (twenty six) of the Mexican Securities Market Law and any other general regulations issued by the National Banking and Securities Commission.

The General Ordinary Shareholders Meeting shall be responsible to determine the independence of the Directors. The National Banking and Securities Commission, after hearing the opinion of the Company and the respective, may object the independence of the members of the Board of Directors within the 30 (thirty) days following the notice made by the Company, as long as there are circumstances that prove the lack of independence.

THIRTIETH. Chairman and Secretary of the Board of Directors. The Chairman of the Board of Directors shall be appointed by the General Ordinary Shareholders Meeting. If no appointment has been made by the Shareholders Meeting, the Board of Directors in the first meeting after its appointment shall appoint among its members the Chairman and, if applicable, the alternate Chairman.

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Where not appointed by the General Shareholders Meeting, the Board of Directors shall appoint a Secretary and an Assistant Secretary who shall not be part of such Board of Directors, and who will be subject to the obligations and responsibilities set forth in the Mexican Securities Market Law and these by-laws. Likewise, the Board of Directors shall appoint the individuals for the rest of the positions created, if applicable, for a better performance of its duties. Alternate directors shall attend the meeting of the board of directors in the event of temporary or definitive absences of the principal Directors.

The Chairman of the Board of Directors may be of any nationality, he will chair the meetings of the Board of Directors and, in his absence, the meetings shall be chaired by the director designated by the majority of the directors attending the meeting and shall comply and execute, if applicable, the resolutions taken by the Shareholders Meeting and the Board of Directors without need of any special resolution. The Chairman will also chair the Shareholders Meetings. The Chairman will have no casting vote.

The Chairman of the Board of Directors will also be the Delegate Director. As such, he shall comply with the resolutions of the Shareholders Meetings and with the resolutions of the Board of Directors, with no need of any special resolution adopted for such purpose, and, due to its appointment, he shall have the authority conferred upon the Board of Directors according to these by-laws, except for those that may only be exercised by the Board of Directors pursuant to applicable law.

Any copies or certificates of the meetings minutes of the Board of Directors, minutes of the Committees and the minutes of the Shareholders Meetings, as well as the entries made in the corporate books and registries and, in general, of any document of the Company’s archive, may be authorized and certified by the Secretary of the Board of Directors or by the Assistant Secretary, who shall be permanent delegates to appear before the certifying public officer of their choice in order to formalize the Meetings minutes of the Board of Directors and of the Shareholders Meetings, as well as to grant powers of attorney on behalf of the Board of Directors.

The Secretary of the Board of Directors or the Assistant Secretary shall prepare and record in the relevant books the minutes derived from any of the meetings of the Shareholders, Board of Directors, or the Audit and Corporate Governance Committees, and to issue any certifications in connection thereof, and of any appointments, signatures, and capacities of the Company’s officers.

THIRTY-FIRST. Board of Directors Meetings.

(a)  The Board of Directors shall convene at least 4 (four) times during each fiscal year. The meetings may be held in person or through the use of electronic, optical or any other technological means or in a mixed format, as if they were in person meetings, having both the same legal effect.

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(b)  Calls for the meetings of the Board of Directors shall be sent by mail, courier or email, to the domicile of the members of the Board of Directors at least 5 (five) days prior to the date of the meeting (and no later that 3 (three) Business days before in case of special or urgent meetings), and evidence of the delivery of any such call must exist. Calls shall contain the agenda for the meeting and specify the place, date and hour of the meeting.

The Chairman of the Board of Directors, the Audit and Corporate Governance Committees, the Secretary of the Board, as well as 25% (twenty five percent) of the Directors of the Company may call a meeting of the Board of Directors.

The external auditor of the Company may be convened to, and attend, the meetings of the Board of Directors as guest with voice but with no voting rights, and shall not be present in the discussion of those items of the agenda that may pose a conflict of interest or that may compromise his independence.

(c)    The minutes of the Board of Directors meetings shall be authorized and executed by hand or by using an electronic signature from those acting as Chairman and Secretary of the meeting and shall be registered in a book destined for this purpose.

(d)    Resolutions may be adopted without holding a meeting of the Board of Directors by the unanimous vote of its members, and such resolutions shall, for all legal effects, be as valid as those adopted in a meeting, provided they are ratified in writing. The document containing such resolutions shall be sent to the Secretary of the Board of Directors who shall transcribe the resolutions into the corresponding book, and shall indicate that the resolutions were adopted pursuant to these By-Laws.

THIRTY-SECOND. Quorum and Resolutions adopted by the Board of Directors. Unless expressly required in the contrary by these By-laws, the meetings of the Board of Directors shall be valid when the majority of its members attend the meeting, and their resolutions shall be valid when adopted by the majority of votes of its members, which must include, in any case, the vote of the Chairman of the Board of Directors. In case of a tie, the Chairman of the Board of Directors shall not have a tie- breaking vote.

The meetings of the Board of Directors shall be held at the Company’s corporate domicile, or in any other place that the Board of Directors deems convenient.

THIRTY-THIRD. Powers and Duties. The Board of Directors shall fulfill its duties in order to create value for the benefit of the Company, without favoring a single shareholder or group of shareholders. The Board of Directors shall be the company’s attorney-in-fact and shall have authority to carry out, on its name and on its behalf, all actions not reserved by applicable law or these By-laws to the General Shareholders Meeting and shall have, without limitation, the following powers:

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(a)	power of attorney for lawsuits and collections with all general and special powers that require a special Clause as provided by law, without limitation, pursuant to the first paragraph of Article 2554 (two thousand five hundred and fifty four) of the Federal Civil Code and its correlative articles of the Civil Codes of all the States of Mexico and the Federal District; the Board of Directors may, without limitation, desist from initiated actions, including amparo; compromise, submit to arbitration, take and answer depositions, assign assets, challenge judges, receive payments and execute all acts specifically mandated by law, including, representing the Company before judicial and administrative, criminal, civil or other authorities, with the authority to file criminal complaints, grant pardon and become co-party to the Public Prosecutor in criminal procedures, before labor authorities and courts and before any governmental authority;

(b)	general power of attorney for acts of administration for labor matters, empowered with the legal representation of the Company as stated in article eleven of the Federal Labor Law and, with such representation, carry out any actions before the unions with which the Company has or has not executed any collective bargaining agreements and for all collective disputes, and for purposes of all individual disputes; in general they may exercise this power of attorney for all employer-employee matters and before the labor and social services authorities. In the terms of this power of attorney, appear before all the labor authorities referred to in article 523 (five hundred twenty-three) of the Federal Labor Law, as well as before the Institute of National Housing Fund for Workers (Instituto del Fondo Nacional de la Vivienda para los Trabajadores) and the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), Institute of the National Fund For the Workers’ Consumption and the National Commission for the Retirement Savings System (Comisión Nacional de Sistema de Ahorro para el Retiro) or any other body or authority related to the Retirement Savings System, to carry out all negotiations and legal proceedings necessary to solve all issues submitted to the Company, before those appearing as representatives of the Company in accordance with Article 11 (eleven) of the Federal Labor Law, which states: “The officers, administrators, managers and others performing management and administrative functions of the company will be considered as representatives of the employer and must act in such capacity when dealing with employees”.

Consequently, they may exercise the following powers, including, but not limited to, the power to appear in the capacity of managers, and therefore, as representatives of the Company, in accordance with Articles 11 (eleven), 692 (II) (six hundred and ninety two) and 876 (eight hundred and seventy six) of the Federal Labor Law, before any type of labor authority, as well as social welfare, jurisdictional and administrative authorities, before the Conciliation and Arbitration Boards (Tribunales de Conciliación y Arbitraje), the Insitute of National Housing Fund for Workers, the Mexican Institute of Social Security, the Institute of the National Fund for the Workers’ Consumption and before the National Commission for the Retirement Savings System or any other entity related to the Retirement Savings System, appear in conciliation, complaint, evidentiary and argumentative hearings to which the grantor is summoned by the Conciliation and Arbitration Boards (Juntas de Conciliación y Arbitraje) or by the Federal Tribunal for the Conciliation and Aribitration (Tribunal Federal de la Conciliación y Arbitraje) with all the general and even the special powers of attorney that in accordance with the law require a special power of attorney or specific authority, in accordance with the terms of the second paragraph of Article 2554 (two thousand five hundred and fifty four) of the Federal Civil Code, the Civil Code for the Federal District and the corresponding articles in the Civil Codes of the other states of Mexico, with the power to respond to and propound interrogatories.

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Similarly, they will have the power to act before labor unions with which the Company has collective bargaining agreements and for all matters of individual conflicts; in general, for all employee-employer related matters and to be exercised before any and all labor and social welfare authorities referred to in Article 523 (five hundred and twenty three) of the Federal Labor Law; similarly, they will be able to appear before the Juntas de Conciliación y Arbitraje whether they are Local or Federal; consequently, they will act in the capacity of representatives of their employer for purposes of Article 11 (eleven), 46 (forty six) and 47 (forty seven), as well as the legal representative of the Company, for purposes of certifying its identity and capacity in or outside of legal proceedings, in accordance with Article 692 (six hundred and ninety two) subsections 2 (two) and 3 (three) of the Federal Labor Law; will be able to submit confessional evidence in court in accordance with Article 787 (seven hundred and eighty seven) and 788 (seven hundred and eighty eight) of the Federal Labor Law with the power to respond to and propound interrogatories, to submit confessional evidence in court; will be able to identify domiciles to receive notices in accordance with Article 875 (eight hundred seventy five), 876 (eight hundred seventy six) subsections first and second, 877 (eight hundred seventy seven), 878 (eight hundred seventy eight), 879 (eight hundred seventy nine), and 980 (eight hundred eighty); may also attend the hearing where confessional evidence is presented, in accordance with article 873 (eight hundred and seventy three), and 874 (eight hundred and seventy four); similarly, they have the power to propose settlements, reach settlement agreements, make any type of decisions, negotiate and sign labor agreements, at the same time, they will be able to act as representatives of the Company in the capacity of managers, with respect to all types of trials or work-related proceedings before each and any authority. At the same time, they will be able to enter into and rescind labor agreements. For such purposes, they will have all of the general powers of attorney to litigate and collect payments, and for general managerial acts in accordance with the first paragraphs of Article 2554 (two thousand five hundred and fifty four), 2587 (two thousand five hundred and eighty seven), and 2574 (two thousand five hundred and seventy four) of the Federal Civil Code, the Civil Code for the Federal District, and the corresponding articles in the other Civil Codes of the states of Mexico where the power of attorney is exercised.

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The Board of Directors may delegate all or part of the power of attorney provided for in this section 2, including the authority to delegate this power of attorney;

(c)	power of attorney for administrative acts pursuant to the second paragraph of Article 2554 (two thousand five hundred and fifty four) of the Federal Civil Code and the correlative articles for the Civil Codes of all the States of Mexico and the Federal District, with the authority to, without limitation, execute lease agreements, sublease agreements, bailment agreements, credit facility agreements and loan agreements;

(d)	power of attorney for ownership acts pursuant to the third paragraph of Article 2554 (two thousand five hundred and fifty four) of the Federal Civil Code and the correlative articles for the Civil Codes of all the States of Mexico and the Federal District, with the authority to, without limitation, execute any kind of agreement or action, including disposal or lien of real estate or personal property of the Company;

(e)	power of attorney to acquire and sell shares and partnership interests of other Companies;
(f)	power of attorney to issue, subscribe, endorse, guarantee, and in any other way negotiate with all kind of negotiable instruments, in terms of Article 9 (nine) of the General Law of Credit Instruments and Transactions (Ley General de Títulos y Operaciones de Crédito) and to appoint the persons authorized to execute those actions;

(g)	power to open and cancel bank accounts or accounts with any other financial intermediary, in any jurisdiction and pursuant to any legal provisions applicable, as well as to make deposits and draw against such accounts, and designate the persons that may draw against them and their specific authorities;

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(h)	authority to call General Ordinary, Extraordinary or Special Shareholders Meetings, in any case specified in these By-Laws, or if convenient, establish place, date and time of such Meetings and execute its resolutions;

(i)	authority to prepare and to present to the competent authorities internal labor rules;

(j)	power of attorney to establish branches and agencies of the Company anywhere in Mexico or abroad;

(k)	at general extraordinary or ordinary meetings of companies where the Company is a shareholder, authority to determine the way the votes shall be casted corresponding with shares owned by the Company, and appoint representatives for voting in accordance with the resolutions of the Board of Directors;

(l)	power of attorney to grant, revoke, and/or cancel general or special powers of attorney within the scope of its powers, granting substitution and delegation of any such powers, including this power to delegate, except for those powers reserved for the exclusive exercise of the Board of Directors pursuant to the Law or these By-laws, reserving always the exercise of these powers;

(m)	power of attorney to execute all actions authorized by these By-Laws or that may be a consequence of them, including the issuance of any kind of opinions required pursuant to the Mexican Securities Market Law and applicable regulations issued by the National Banking and Securities Commission;

(n)	power of attorney to select the members of the Audit and Corporate Governance Committees, excluding the appointment of the relevant Chairmen of these last Committees;
(o)	power of attorney to establish other subsidiary committees, sub- committees or working groups that the Board of Directors may consider necessary or convenient for the development of the Company’s operations, mentioning the authorities and obligations of such Committees, sub- committees or working groups and appointment of their members, as well as the rules for its operation;

(p)	authority to approve, with the prior opinion of the competent Committee:

(i)	the policies and guidelines for the use and enjoyment of the assets of the Company and the legal entities it controls;

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(ii)	each individual transaction with related parties that the Company or the legal entities it controls intend to execute, except for (1) transactions that are not significant to the Company or the legal entities it controls, based on the amount thereof, (2) transactions executed by the Company and the legal entities it controls, or in which it has a significant influence, or between any of them, provided that the same are (A) carried out in the ordinary course of business and on an arms- length basis, and (B) executed under market price or backed-up by valuations made by specialist third- party advisors, and (3) transactions executed with employees, provided that they are subject to the same conditions applicable to any customer or client or as a result of general labor Governance;

(iii)	transactions executed simultaneously or subsequently by the Company or the legal entities it controls within the same fiscal year that may be considered as one and the same transaction, based on the characteristics thereof, if they are unusual, infrequent or their amount represent, based on the figures corresponding to the closing of the immediately preceding trimester, in any of the following events: (1) the acquisition or sale of assets with a value equal to or higher than 5% (five percent) of the consolidated assets of the Company; or (2) the granting of guarantees or the assumption of liabilities in an amount equal to or higher than 5% (five percent) of the consolidated assets of the Company, except for investments in securities provided that they are made pursuant to the policies approved by the Board of Directors;

(iv)	appointment, election and, as the case may be, removal of the Chief Executive Officer of the Company, his integral compensation, and the policies for appointing and compensating other officers immediately below the Executive Officer;

(v)	the policies for the granting of credits or loans, or any type of financing and guarantees to related parties;
(vi)	waivers for the Directors, relevant directors and persons with decision making power in order to enable them to take advantage of business opportunities favorable to them or to third parties, that correspond to the Company or the legal entities it controls or in which it has a significant influence. Waivers for transactions in amounts lower than the amount referred to in paragraph (c) above may be delegated to any of the Audit and Corporate Governance Committees;

(vii)	guidelines regulating internal controls and internal audits of the Company and the legal entities it controls;

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(viii)	the accounting policies of the Company, in accordance with the accounting principles recognized or issued by the National Banking and Securities Commission by means of general regulations or by any other competent stock exchange authority;

(ix)	the financial statements of the Company;

(x)	the hiring of the legal entity to provide external audit services and, as applicable, additional or ancillary services related thereto;

(xi)	appoint provisional Directors in accordance with, and subject to, the provisions of the Mexican Securities Market Law;

(xii)	approve the terms and conditions of a judicial agreement to conclude any liability actions started against a Director for breach of the duties of loyalty and care.

In case the decisions of the Board of Directors are not compatible with the opinions of the corresponding Committee, such Committee shall instruct the Chief Executive Officer to disclose such circumstance to the public through the stock exchange in which the Company’s shares or the certificates representing them, are traded, subject to the terms and conditions set forth in the internal rules of such stock exchange;

(q)	Submit to the General Shareholders Meeting held in connection with the closing of the fiscal year (a) the annual report prepared by the Audit and Corporate Governance Committees, (b) the report prepared by the Chief Executive Officer in accordance with Article 172 (one hundred and seventy two) of the Mexican Companies Law, except for that provided in subsection b), enclosing the report prepared by the external auditor, (c) the opinion of the Board of Directors on the content of the report prepared by the Chief Executive Officer abovementioned, (d) the report of the Board of Directors referred to in Article 172 (one hundred seventy two), subsection b)of the Mexican Companies Law, setting forth the main accounting and information policies and criteria followed in the preparation of the financial information and (e) report on the operations and activities in which it was involved.

(r)	Follow up on the main risks to which the Company and the legal entities it controls are exposed to, as identified based on the information presented by the Committees, the Chief Executive Officer and the external auditor, as well as those risks that may affect the accounting systems, internal control and internal audits, records, files or information of the Company and its subsidiaries through the Audit Committee.

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(s)	Approve the information and communication policies with the shareholders and the market, as well as with the Directors and relevant officers;

(t)	Determine the appropriate actions in order to remedy any irregularities and implement the respective corrective measures.

(u)	Establish the terms and conditions to which the Chief Executive Officer shall be subject to in exercising its powers of attorney for acts of ownership.

(v)	Instruct the Chief Executive Officer to disclose to the public the relevant events without prejudice to the Chief Executive Officer’s obligation contained in Article 44 (forty four), section V of the Mexican Securities Market Law;

(w)	Approve the terms and conditions for the public offering and sale of treasury shares of the Company issued pursuant to Article 53 (fifty three) of the Mexican Securities Market Law;

(x)	Appoint the person or persons in charge of the execution of any acquisitions or trading of shares authorized by the Shareholders Meeting, pursuant to Article 56 (fifty six) of the Mexican Securities Market Law, and define the terms and conditions for such acquisitions and trading, within the limits established in the Mexican Securities Market Law and by the Shareholders Meeting, and inform the Shareholders Meeting the result of the exercise of such attributions every fiscal year.

(y)	All others set forth in the Mexican Securities Market Law or in these by- laws.

THIRTY-FOURTH. Committees.

(a)             In the areas of Audit and Corporate Governance, the Board of Directors shall have an Audit Committee and a Corporate Governance Committee.

The Audit and Corporate Governance Committees shall be composed exclusively by independent Directors, except as provided in the following paragraph, and by a minimum of 3 (three) members, who shall be appointed and/or removed from their duties by the Board of Directors, as proposed by the Chairman, provided that the Chairman of such Committees shall be exclusively appointed and/or removed by the General Shareholders Meeting. The Chairman of the Audit and Corporate Governance Committees shall not preside over the Board of Directors, and shall be selected for its experience, capacity, and professional prestige.

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In the event that the Company is controlled by a person or group of persons that holds 50% (fifty percent) or more of the capital stock, it shall not be necessary that the Corporate Governance Committee shall be composed exclusively by independent Directors, it may be composed by a majority of independent Directors, provided that such circumstance is disclosed to the public.

(b)             The Audit Committee shall be responsible of the development of the following activities:

(i)	give opinion to the Board of Directors on matters within its competence in accordance with the applicable law;

(ii)	evaluate the performance of the legal entity providing external audit services, and analyze the certificate, opinions or reports prepared and executed by the external auditor. For such effect, the Committee may require the presence of such auditor when appropriate, notwithstanding the auditor shall meet at least once a year with the Committee;

(iii)	discuss the financial statements of the Company with the persons responsible for its preparation and review, and on that basis recommend its approval to the Board of Directors;

(iv)	report to the Board of Directors the conditions of the internal control and internal audit systems of the Company or of the legal entities under its control, including the irregularities detected, if any;

(v)	prepare the opinion referred to in Article 28 (twenty eight), section IV, subsection c) of the Mexican Securities Market Law and submit it to the Board of Directors for its subsequent submission to the Shareholders Meeting, based , inter alia, in the opinion of the external auditor. Such opinion shall address, at least:

(A)	whether the policies and accounting and information standards used by the Company are adequate and sufficient, taking into account the particular circumstances of it;
(B)	whether such policies and standards have been applied consistently in the information submitted by the Chief Executive Officer;

(C)	whether as a result of paragraphs (A) and (B) above, the information submitted by the Chief Executive Officer reasonably reflects the financial position and results of the Company;

(vi)	support the Board of Directors in the preparation of the reports referred to in Article 28 (twenty eight), section IV, subsections d) and e) of the Mexican Securities Market Law;

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(vii)	oversee that the operations referred to in Articles 28 (twenty eight), section III, and 47 (forty seven) of the Mexican Securities Market Law, are executed in accordance with the purpose established in those articles, as well as the policies resulting from such articles;

(viii)	request the opinion of independent experts when it deems appropriate, for the adequate performance of its duties or when it is required in accordance with applicable law or general provisions

(ix)	require from the relevant directors and other employees of the Company or from the legal entities under the control of the Company, reports related to the preparation of financial information and any other information deemed necessary for the performance of its functions;

(x)	review the potential breaches of which it has knowledge, the transactions, guidelines and operating policies, internal control and audit systems and accounting records, either from the Company or the legal entities under its control, to which it shall evaluate the documentation, records and other evidence, to the extent necessary in order to carry out such surveillance;

(xi)	receive comments from shareholders, Directors, relevant directors, employees and, in general, from any third party, regarding the matters referred to in the preceding section, and execute the procedures that it deems appropriate in connection with such comments;

(xii)	request periodical meetings with relevant directors, as well as the delivery of any information related with the internal control and internal audit of the Company or the entities under its control;

(xiii)	inform the Board of Directors of relevant irregularities identified during the course of its duties and, when appropriate, of the corrective measures taken or propose the respective measures to be implemented;
(xiv)	call to Shareholders Meetings and request including the matters that it deems relevant in the agenda of such meetings;
(xv)	oversee compliance by the Chief Executive Officer of the resolutions taken by the Shareholders Meetings and the Board of Directors in accordance with the instructions given by the respective Shareholders Meeting or the Board of Directors;

(xvi)	oversee the creation of mechanisms and internal controls in order to verify that the acts and operations of the Company and the legal entities under its control are in accordance to the applicable regulations, as well as to implement methodologies for the review of such mechanisms and internal controls;

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(xvii)	any other activity set forth in the Mexican Securities Market Law or in these by-laws, according to the Mexican Securities Market Law.

(c)             The Corporate Governance Committee shall be responsible of the development of the following activities:

(i)	give opinion to the Board of Directors in matters within its competence under applicable law;

(ii)	request the opinion of independent experts when it deems appropriate, for the adequate fulfillment of its duties or when required under applicable law or general regulations;

(iii)	call a Shareholders Meeting and include into its Agenda the issues it deems pertinent;

(iv)	support the Board of Directors in the preparation of the reports referred to in Article 28 (twenty eight), section IV, subsection d) and e) of the Mexican Securities Market Law;

(v)	any other issue established by the applicable law or these By-Laws;

(vi)	submit for the consideration of the Board of Directors, the names of the persons that it deems should be appointed to the positions in two highest hierarchical levels of the Company, as well as their removal.

(vii)	propose to the Board of Director the adoption or modification of any incentives plan for employees of the Company.
(viii)	consult third party experts when it deems necessary in matters of compensation, organizational development, labor market studies and all of those related to these matters, in order to expose and propose such to the Board of Directors, who shall adopt the resolutions it deems necessary;
(ix)	Propose the compensation schemes for the positions in the four highest hierarchical levels of the Company or those that it determines for the consideration of the Board of Directors;

(x)	Make a report on its activities at least once a year, when it is requested to, or when it deems it necessary to inform the Board of Directors for its consideration;

(xi)	Propose to the Board of Directors the performance, amendment or termination of any collective union agreement;

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(xii)	Inform to the Board of Directors about contingencies derived from labor proceedings exceeding $250,000.00 (two hundred and fifty thousand dollars 00/100 USD), individually or in aggregate;

(xiii)	Inform the Board of Directors about the payment and compensation packages of the individuals referred to in Article 28 (twenty eight) section III, subsection d) of the Mexican Securities Market Law.

The Chairman of the Audit and/or Corporate Governance Committees shall prepare an annual report of the activities of the relevant Committee and submit it to the Board of Directors. This report will include, at least, the matters described in Article 43 (forty three), section I. of the Mexican Securities Market Law for the Corporate Governance Committee and the matters described in Article 43 (forty three), section II. of the Mexican Securities Market Law for the Audit Committee, respectively.

(d)             For the preparation of the respective report, as well as for the preparation of the opinions mentioned in s this Clause Thirty-Fourth, the Audit and/or Corporate Governance Committees shall hear the relevant directors; in the event there are different opinions, such differences shall be mentioned in the above-mentioned reports and opinions.

(e)             If so agreed by the Board of Directors, as intermediate management bodies, one or more committees, sub-committees or working groups may be established in addition to the Audit and Corporate Governance Committees, each one of them composed by an odd number of principal and alternate members appointed by the Board of Directors, being authorized to establish the authorities, obligations and operating rules of such committees, sub-committees or working groups.

The Audit and Corporate Governance Committees as well as the other Committees sub-committees or working groups shall always act as a collegiate body.

The Committee members appointed pursuant to this Clause shall remain in office 1 (one) year, but in any case they shall remain in office until the person appointed to replace them takes possession; they may be reelected or revoked from their appointment at any time and shall receive the compensations determined by the General Ordinary Shareholders Meeting. The appointment of any member shall be deemed as revoked at the moment in which it ceases to be a member of the Board of Director.

The Audit and Corporate Governance Committees, shall meet at the dates and with the frequency determined by each committee in the first or the last meeting held during each fiscal year (in the latter case with respect to the calendar of the meetings to be held in the subsequent fiscal year), without having to call its members to each meeting if it was previously scheduled according to the meetings schedule approved by the relevant Committee. Each Committee shall meet when so determined by the Chairman of such Committee or any 2 (two) of its principal members, prior notice with 3 (three) calendar days in advance, to all the principal members of the Committee and the required alternates. The external auditor of the Company may be convened to attend meetings of the Committees as a guest with voice but no voting rights.

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The Committee meetings may be held in person or through the use of electronic, optical or any other technological means, or in a mixed format, as if they were in person meetings, having both the same legal effect.

The call to the Committee meetings shall be sent by mail, messenger, electronic, optic or any other means which ensures that the members of the Committee receive such notice at least 3 (three) calendar days in advance. The call may be signed by the Chairman of such Committee or by the Secretary of the Board of Directors of the Company, or by the alternate Secretary, who shall act in such capacity at the Committee. The Committees may meet at any time without prior notice if all of the principal members are present.

The attendance of the majority of its members is required to consider the meetings of the Committees legally convened, and the resolutions shall be approved by the affirmative vote of the majority of the members of the Committee.

The Committees to be incorporated under this Clause shall have the powers expressly granted to them by the Board of Directors. The delegated powers shall in no case include those reserved by applicable law or by these by-laws to the General Shareholders Meeting or to the Board of Directors.

None of the Committees may delegate its powers to any person, but may appoint delegates to execute their resolutions. The Chairman of each Committee shall be empowered to execute such resolutions individually without the need to have authorization. Each Committee incorporated under this Clause shall inform the Board of Directors on an annual basis of the activities undertaken, or, when it deems that relevant facts or events arise for the Company. The minutes to be transcribed in a special book shall be prepared for each Committee meeting. The assistance of the members of the Committee and the resolutions adopted shall be included in the minute which shall be signed by those who acted as Chairman and Secretary by hand or by using an electronic signature.

THIRTY-FIFTH. Responsibility of the Directors and Limitations to such Responsibility.

(a)             Duty of Care. The members of the Board of Directors and of any of the Committees shall in all cases act in accordance with the duty of care set forth in Article 30 (thirty) and subsequent articles of the Mexican Securities Market Law.

For such purposes, the directors shall have the right to request, at any time and under the terms they consider convenient, information of the officers of the Company or of any other entity controlled by the Company.

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In accordance with the Mexican Securities Market Law and the general regulations issued by the National Banking and Securities Commission, the breach by any director or member of any of the Committees of his duty of care, shall make such director jointly and severally responsible with any other directors breaching such duty, for any damages and losses caused to the Company, which will be limited to the direct losses and damages caused to the Company and to the cases in which the respective Director or member of whichever Committee has acted with willful misconduct, bad faith, gross negligence or against the law.

(b)             Duty of Loyalty. The members of the Board of Directors and of any of the Committees shall act according to the duty of loyalty set forth in Article 34 (thirty four) and subsequent articles of the Mexican Securities Market Law.

Any director or member of any Committee having a conflict of interest, shall refrain from participating in the respective matter and shall not be present in the deliberation or voting of such matter, without such absence affecting the quorum required for the validity of the board meeting.

The Directors will be jointly and severally liable with the previous directors for the irregularities incurred if, upon learning of such irregularities, such directors do not inform them to the Audit Committee and the external auditor of the Company. Likewise, the Directors shall inform the Audit Committee and the external auditor of the Company all such irregularities that during the discharge of their duties they had knowledge and which are related to the Company or with the entities controlled by the Company or with entities where the Company has Significant Influence.

According to the Mexican Securities Market Law, specifically Articles 34 (thirty four) to 37 (thirty seven) of such law, and according to the general regulations issued by the National Banking and Securities Commission, the breach by any Director or member of any of the Committees, of their duty of loyalty, shall make such director or member of any of the Committees jointly and severally liable with other Directors or members of its Committees breaching the duty of loyalty, for any damages and losses caused to the Company which shall be limited to direct damages and losses caused to the Company, and in all cases the respective individuals shall be removed from their duties.

(c)             Responsibility Action. Any responsibility resulting from the breach of the duty of care or the duty of loyalty shall be solely for the benefit of the Company or for the benefit of the entity controlling the Company, as applicable, and may be brought by the Company or by the shareholders who individually or collectively represent at least five percent (5%) or more of the capital stock of the Company. The party that brought the claim may only settle the amount of the indemnity of the damages and losses of such claim if the Board of Directors has previously approved the corresponding court- approved agreement.

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(d)             Exclusion from Responsibility. The members of the Board of Directors or of the relevant Committee shall not be liable for the damages and losses caused to the Company or the entities which the Company controls or in which it has a Significant Influence, when the respective Director of member of the relevant Committee acts in good faith and the safe-harbor exceptions referred to in Article 40 (forty) of the Mexican Securities Market Law are applicable.

THIRTY-SIXTH. Chief Executive Officer.

(a)             The duties of management and execution of the business of the Company and the entities it controls shall be responsibility of the Chief Executive Officer in terms of Article 44 (forty four) of the Mexican Securities Market Law, subject to the strategies, policies and guidelines approved by the Board of Directors.

(b)             The Chief Executive Officer, for the performance of his duties, shall have the broadest powers of attorney to represent the Company for acts of administration, lawsuits and collections, including special powers of attorney requiring special clauses in accordance to law. For acts of ownership, it shall be subject to the provisions set forth in Article 28 (twenty eight), section VIII, of the Mexican Securities Market Law.

The Chief Executive Officer, without limitation of the above-mentioned, shall:

i.	submit to the Board of Directors, the business strategy of the Company and of the legal entities controlled by it, based on the information provided by the Company and such entities to the Chief Executive Officer;

ii.	execute the resolutions adopted by the Shareholders Meetings and the Board of Directors Meetings, in accordance with the instructions given by such Shareholders Meeting or the respective Board of Director Meeting;

iii.	propose to the Audit Committee, the guidelines for the internal control and audit system of the Company and the legal entities controlled by it, and execute any guidelines approved by the Board of Directors to that effect;
iv.	prepare and release the relevant information of the Company, together with the Relevant Directors in charge of preparing the same, within the scope of their respective duties;

v.	disclose the relevant information and the events that must be disclosed to the public in accordance with the Securities Market Law;

vi.	comply with any provision related to the execution of acquisition transactions and placement of the own shares of the Company;

vii.	exercise any applicable corrective and responsibility action whether directly or through an authorized delegate;

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viii.	confirm the capital contributions made by the shareholders, if any;

ix.	satisfy the legal and corporate requirements established with respect to the dividends paid to the shareholders;

x.	take the necessary actions to ensure the maintenance of accounting, registration, filing or information systems of the Company;

xi.	prepare and submit to the Board of Directors the report referred to in Article 172 of the Mexican General Corporations Law, except for the report referred to in item (b) of such legal provision.

xii.	establish the internal mechanisms and controls necessary to verify that the acts and transactions of the Company and the legal entities controlled by it comply with applicable laws and regulations, and follow-up the results of such internal mechanisms and controls and take the necessary actions, if any.

xiii.	exercise the liability actions referred to in the Mexican Securities Market Law against related parties or third parties that allegedly caused a damage to the Company or to the legal entities controlled by it, or in which the Company has a significant influence, unless the alleged damage is not relevant, as determined by the Board of Directors with the prior opinion of the Audit Committee;

xiv.	any other action pursuant to the Mexican Securities Market Law or these by- laws in accordance with the authorities provided for in the Mexican Securities Market Law.

(c)             The Chief Executive Officer, for the performance of his duties and activities, as well as for fulfillment of his obligations, shall be assisted by the relevant directors appointed for such purpose and by any employee of the Company or of the legal entities it controls.

(d)             The Chief Executive Officer and the other relevant directors shall be subject to the liability set forth in the Mexican Securities Market Law for their respective positions, therefore they shall be liable for the damages and losses incurred in connection with their respective duties. Likewise, any safe-harbor limitations referred to in Articles 33 (thirty three) and 40 (forty) of the Mexican Securities Market Law shall be applicable according to Clause Thirty-Fifth of these by-laws.

Additionally, the Chief Executive Officer and the other relevant directors shall be responsible for any damages and losses caused to the Company or to the legal entities under its control due to (i) the lack of timely and diligent answer to any request of information by the Directors of the Company, (ii) the disclosure or submission of false or misleading information, (iii) the performance of the acts refer to in Article 35 (thirty five), sections III and IV to VII and Article 36 (thirty six) of the Mexican Securities Market Law.

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THIRTY-SEVENTH. Surveillance of the Company. The supervision of the management and execution of the business of the Company and the legal entities it controls shall be responsibility of the Board of Directors through the Audit and Corporate Governance Committees, as well as through the legal entity conducting the external audit of the Company.

THIRTY-EIGHTH. Guarantee. Neither the members of the Board of Directors, nor the members of the Audit and Corporate Governance Committees, nor the Secretary, nor the Assistant Secretary, nor the respective alternates of such persons, nor the officers or managers shall have the obligation to provide any kind of guarantee to secure the fulfillment of the responsibilities in which they may incur during the performance of their duties, unless the Shareholders Meeting appointing them establishes such obligation.

THIRTY-NINTH. Indemnity. The Company agrees to indemnify and hold harmless the members, either principal or alternate, and the officers of the Board of Directors, , the Audit and Corporate Governance Committees, and any other Committee created by the Company, as well as the Secretary and the Assistant Secretary of the Company and the Chief Executive Officer and/or any other relevant officer in connection with the performance of their duties, against any claim, suit, proceeding or investigation initiated in Mexico or in any other country in which the shares of the Company or any other securities issued having as underlying asset the shares issued by the Company or other fixed-income or variable-income securities issued by the Company are registered or listed, or in any jurisdiction where the Company or the entities it controls operate, in which such persons, as members of such bodies, either as principal or alternate directors, or as officers may be a party, including the payment of any damage or loss that may have been caused and the amounts necessary to reach, if deemed appropriate, a settlement, and all the fees and expenses of legal counsel and other advisors working for the interests of such individuals, provided that the Board of Directors shall be the body empowered to determine in the above-mentioned cases, if it is convenient the hiring of counsel and advisors different to those advising the Company in the relevant case. This indemnity shall not be applicable if such claims, suits, proceedings or investigations result from gross negligence, willful misconduct or bad faith of the relevant indemnified party.

CHAPTER FIVE

FISCAL YEAR AND FINANCIAL INFORMATION

FORTIETH. Fiscal year. The fiscal year of the Company shall be the same as the calendar year. If the Company is liquidated or merged, its fiscal year shall terminate in advance on the date of the liquidation or merger.

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FORTY-FIRST. Financial Information. Within the first (4) four months of each fiscal year, the Chief Executive Officer and the Board of Directors, within the scope of their duties, shall prepare the following financial information and any other documentation necessary pursuant to provisions of the applicable law, within its respective duties and responsibilities, pursuant to the provisions of these by-laws and the Mexican Securities Market Law, which will be delivered to the Shareholders’ Meeting by the Board of Directors:

(a)	a report on the progress of the Company and its main subsidiaries during the fiscal year, and on the policies followed by the Board of Directors and, if any, on the major existing projects;

(b)	a report stating and explaining the main information and accounting policies and criteria used for the preparation of the financial information;

(c)	a statement showing the financial position of the Company at the end of the fiscal year;

(d)	a statement showing, and duly explaining and classifying, the results of the Company during the fiscal year;

(e)	a statement showing the changes in the financial position of the Company during the fiscal year;

(f)	a statement showing the changes in the items conforming the assets of the Company during the fiscal year; and

(g)	any necessary notes to supplement and clarify the information provided by the above-mentioned statements.

CHAPTER SIX

PROFITS AND LOSSES

FORTY-SECOND. Profits. The net profits of each fiscal year, pursuant to the financial statements, once the necessary amounts are separated (i) for the payment of taxes, (ii) pursuant to applicable law, and (iii) if applicable, for the payment of the losses of previous years, shall be applied as follows:

(a)	a 5% (five percent) to create, increase, or, if applicable, reconstitute the legal reserve fund until such fund reaches an amount equal to 20% (twenty percent) of the paid capital stock;

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(b)	the amount determined by the Shareholders' Meeting to create or increase the general or special reserve funds;

(c)	the amount that the shareholders’ meeting establishes for the acquisition of its own shares pursuant to the applicable law and these by-laws; and

(d)	the remaining profits shall be applied as the Shareholders Meeting determines, including, if applicable, the payment of dividends to all shareholders, in proportion to the shares they hold.

FORTY-THIRD. Losses. The losses, if any, shall be borne by all the shareholders, in proportion to the number of shares they own, and up to the amount paid by them.

CHAPTER SEVEN

DISSOLUTION AND LIQUIDATION

FORTY-FOURTH. Dissolution The Company shall be dissolved in the cases set forth in Article 229 (two hundred and twenty nine) of the Mexican General Corporations Law.

FORTY-FIFTH. Liquidation. Upon dissolution, the Company shall be placed in liquidation. The General Extraordinary Shareholders Meeting shall appoint one or more liquidators, who shall have the authority set forth in the Mexican General Corporations Law or the authority determined by the Shareholders Meeting that appointed them.

FORTY-SIXTH. Liquidation Bases. The liquidator or the liquidators shall carry out the liquidation pursuant to the bases, if applicable, determined by the Shareholders’ Meeting or pursuant to the following general provisions and the provisions of the relevant chapter of the Mexican General Corporations Law:

(a)	terminate the outstanding business in the most convenient manner;
(b)	collection of receivables and payment of Company’s debt;
(c)	sale of the assets of the Company;
(d)	preparation of the final liquidation balance sheet; and
(e)	distribution of the remaining balance among the shareholders, in proportion to their shares and to the payment made with respect to each Share, once the final liquidation balance sheet is approved.

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During the liquidation, the Shareholders’ Meetings shall meet as provided in these by-laws, and the liquidator or the liquidators shall perform the duties corresponding to the Board of Directors of the Company, and Audit and Corporate Governance Committees shall continue performing its duties, with respect to the liquidator or the liquidators of the Company.

CHAPTER EIGHT

ELECTRONIC SIGNATURES

FORTY-SEVENTH. Electronic Signatures. To the extent permitted by applicable law, whenever a signature is required in accordance with these bylaws, such requirement shall be deemed to be satisfied by a signature through the use of electronic, optical or any other technological means.

CHAPTER NINTH

APPLICABLE LAW AND JURISDICTION

FORTY-EIGHTH. Applicable Law. For everything that is not expressly provided in these by-laws, the provisions of the Mexican Securities Market Law, the Mexican General Corporations Law, the general regulations issued by the National Banking and Securities Commission and other applicable law will apply.

FORTY-NINTH. Jurisdiction. Each and every conflict, dispute or disagreement arising between 2 (two) or more Shareholders or between 2 (two) or more group of shareholders or between any of them and the Company, including the holders of any instrument having as underlying asset the shares of the Company and arising from these by-laws or in connection thereto, shall be resolved by the competent courts sitting in the Mexico City, Mexico, and the parties expressly submit to the jurisdiction of such competent courts, waiving any other jurisdiction to which they may be entitled by reason of their present or future domiciles or otherwise.

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